EXECUTION COPY

AMENDED AND RESTATED

FLOW MORTGAGE LOAN SALE AND SERVICING AGREEMENT

between

BANK OF AMERICA, NATIONAL ASSOCIATION,

as Seller and as Servicer,

and

GOLDMAN SACHS MORTGAGE COMPANY

as Purchaser

As of July 1, 2005

Adjustable and Fixed-Rate Mortgage Loans

TABLE OF CONTENTS

i

ii

ARTICLE XXI	WAIVERS	61

ARTICLE XXII	EXHIBITS	61

ARTICLE XXIII	GENERAL INTERPRETIVE PRINCIPLES	61

ARTICLE XXIV	REPRODUCTION OF DOCUMENTS	62

ARTICLE XXV	AMENDMENT	62

ARTICLE XXVI	CONFIDENTIALITY	62

ARTICLE XXVII	ENTIRE AGREEMENT	63

ARTICLE XXVIII	FURTHER AGREEMENTS; SECURITIZATION	63

ARTICLE XXIX	COMPLIANCE WITH REMIC PROVISIONS	64

ARTICLE XXX	SUCCESSORS AND ASSIGNS	64

ARTICLE XXXI	NON-SOLICITATION	65

EXHIBITS

EXHIBIT 1	MORTGAGE LOAN DOCUMENTS

EXHIBIT 2	CONTENTS OF EACH MORTGAGE FILE

EXHIBIT 3	MORTGAGE LOAN SCHEDULE

EXHIBIT 4	UNDERWRITING GUIDELINES

EXHIBIT 5	FORM OF LOST NOTE AFFIDAVIT

EXHIBIT 6	[RESERVED]

EXHIBIT 7	FORM OF MONTHLY REMITTANCE REPORT

EXHIBIT 8	FORM OF CUSTODIAL AGREEMENT

EXHIBIT 9	FORM OF OFFICER’S CERTIFICATE

EXHIBIT 10	FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

EXHIBIT 11	ITEMS INCLUDED IN MONTHLY REMITTANCE ADVICE

EXHIBIT 12	FORM OF CERTIFICATION TO BE PROVIDED BY THE SERVICER

EXHIBIT 13	ASSIGNMENT AND CONVEYANCE

iii

AMENDED AND RESTATED
FLOW MORTGAGE LOAN SALE AND SERVICING AGREEMENT

THIS AMENDED AND RESTATED FLOW MORTGAGE LOAN SALE AND SERVICING AGREEMENT (the “Agreement”), dated as of July 1, 2005, is hereby executed by and between Goldman Sachs Mortgage Company, a New York limited partnership, as purchaser (the “Purchaser”), and Bank of America, National Association, a national banking association, as seller (the “Seller”) and as servicer (the “Servicer”).

WITNESSETH:

WHEREAS, the Seller, the Servicer and the Purchaser are parties to a Flow Mortgage Loan Sale and Servicing Agreement, dated as of December 1, 2004 (the “Existing Flow Agreement”), by and among the Seller, the Servicer and the Purchaser; and

WHEREAS, the Seller desires to sell from time to time to the Purchaser, and the Purchaser desires to purchase from time to time, from the Seller, certain, adjustable and fixed-rate, residential, first-lien mortgage loans as described herein (the “Mortgage Loans”) on a servicing-retained basis, and which shall be delivered in pools of whole loans (each, a “Mortgage Loan Package”) on various dates as provided herein (each a “Closing Date”);

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package; and

WHEREAS, the Purchaser, the Seller and the Servicer wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, the Seller and the Servicer agree that the Existing Flow Agreement is hereby amended and restated in its entirety as set forth in the heading and recitals hereto and as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement, the following capitalized terms shall have the respective meanings set forth below.

Adjustable Rate Mortgage Loan: A Mortgage Loan that accrues interest at an adjustable rate pursuant to the related Mortgage Note.

Adjustment Date: As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Agency Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) or to Freddie Mac.

Agreement: This Amended and Restated Flow Mortgage Loan Sale and Servicing Agreement including all exhibits, schedules, amendments hereof and supplements hereto.

ALTA: The American Land Title Association and its successors interest.

Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by a Qualified Appraiser or as otherwise determined in accordance with the Underwriting Guidelines at the time of origination of the Mortgage Loan, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by a Qualified Appraiser.

Assignment and Conveyance Agreement: As defined in Section 6.04.

Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

Balloon Mortgage Loan: Any Mortgage Loan that requires only payments of interest until the stated maturity date of the Mortgage Loan or Monthly Payments of principal which (not including the payment due on its stated maturity date) are based on an amortization schedule that would be insufficient to fully amortize the principal thereof by stated maturity date of the Mortgage Loan.

BPP Addendum: With respect to any BPP Mortgage Loan, a Borrowers Protection Plan® addendum to the related Mortgage Note pursuant to which the Servicer agrees to cancel (i) certain payments of principal and interest on the related Mortgage Loan for up to twelve (12) months upon the disability or involuntary unemployment of the Mortgagor or (ii) the outstanding principal balance of such Mortgage Loan upon the accidental death of the Mortgagor, subject to the terms thereof. When used herein, a Mortgage Loan to which such BPP Addendum relates is a BPP Mortgage Loan, to the extent not so stated.

BPP Fees: With respect to any BPP Mortgage Loan, any fees payable by a Mortgagor for the right to cancel any portion of principal or interest of a BPP Mortgage Loan pursuant to the terms of the related BPP Addendum.

BPP Mortgage Loan: Any Mortgage Loan which includes a BPP Addendum, provided that such BPP Addendum has not been terminated in accordance with its terms.

BPP Mortgage Loan Payment: With respect to any BPP Mortgage Loan, the Monthly Covered Amount or Total Covered Amount, if any, payable by the Servicer pursuant to Section 11.28.

Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the States of New York or North Carolina are authorized or obligated by law or executive order to be closed.

Closing Date: The date or dates on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

Closing Documents: The documents required to be delivered on the Closing Date pursuant to Article IX.

CLTA: The California Land Title Association.

Code: The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

Commitment Letter: Those certain agreements setting forth the general terms and conditions of the transactions consummated herein and identifying the Mortgage Loans to be purchased from time to time hereunder, by and among the Seller and the Purchaser.

Condemnation Proceeds: All awards, compensation and settlements in respect of a taking (whether permanent or temporary) of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Conventional Mortgage Loan: Any Mortgage Loan that is not a FHA Mortgage Loan or VA Mortgage Loan.

Convertible Mortgage Loan: An Adjustable Rate Mortgage Loan that by its terms and subject to certain conditions allows the Mortgagor to convert the adjustable Mortgage Interest Rate thereon to a fixed Mortgage Interest Rate.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Loan Documents: With respect to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement and the assignment of the Security Agreement endorsed in blank; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and the assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) the Seller’s executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken chain of title from the mortgagee to the Seller with evidence of recording thereon (or in a form suitable for recordation).

Cooperative Property: The real property and improvements owned by the Cooperative Corporation that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

Cooperative Shares: Shares issued by a Cooperative Corporation.

Cooperative Unit: A single family dwelling located in a Cooperative Property.

Custodial Account: As defined in Section 11.04.

Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents, to be executed by and among the Purchaser, the Seller and the Custodian and to be dated as of the initial Cut-off Date a form of which is annexed hereto as Exhibit 8.

Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement as provided therein.

Customary Servicing Procedures: Procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions, the Fannie Mae Guides and, with respect to the Non-Conventional Mortgage Loans, FHA or VA regulations, as applicable.

Cut-off Date: The date or dates designated as such in the related Commitment Letter.

Cut-off Date Principal Balance: With respect to each Mortgage Loan Package, the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date which is determined after the application, to the reduction of principal, of payments of principal due on or before the Cut-off Date, whether or not collected, and of Principal Prepayments received before the related Cut-off Date.

Deleted Mortgage Loan: A Mortgage Loan repurchased in accordance with this Agreement.

Determination Date: With respect to each Remittance Date, the 15th day (or, if such 15th day is not a Business Day, the following Business Day) of the month in which such Remittance Date occurs.

Due Date: With respect to each Remittance Date, the first day of the calendar month in which such Remittance Date occurs, which is the day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period: With respect to each Remittance Date, the period beginning on the second day of the month preceding the month of the Remittance Date, and ending on the first day of the month of the Remittance Date.

Eligible Investments: Any one or more of the following obligations or securities:

(i)  direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii)  (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(iii)  repurchase obligations with a term not to exceed thirty (30) days and with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

(iv)  securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Eligible Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and Eligible Investments;

(v)  commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

(vi)  any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

(vii)  any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities and which money market funds are rated in one of the two highest rating categories by each Rating Agency.

provided, however, that no instrument or security shall be an Eligible Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

Escrow Account: As defined in Section 11.06.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, Primary Mortgage Insurance Policy premiums, fire and hazard insurance premiums, flood insurance premiums, condominium charges and other payments as may be required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

Event of Default: Any one of the conditions or circumstances enumerated in Section 13.01.

Fair Credit Reporting Act: The Fair Credit Reporting Act of 1970, as amended.

Fannie Mae: The Federal National Mortgage Association or any successor thereto.

Fannie Mae Guides: The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA regulations.

FHA Mortgage Loan: A Mortgage Loan that has a MIC issued by HUD/FHA.

Fidelity Bond: The fidelity bond required to be obtained by the Servicer pursuant to Section 11.12.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor thereto.

Freddie Mac Guide: The Freddie Mac Single-Family Seller/ Servicer Guide and all amendments or additions thereto.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in each related Mortgage Note and Mortgage which is added to the Index in order to determine the related Mortgage Interest Rate.

HUD: The United States Department of Housing and Urban Development or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA mortgage insurance. The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the related Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating interest thereon.

Initial Period: As to each Adjustable Rate Mortgage Loan, the indicated period of time immediately preceding (and ending upon) the initial Adjustment Date.

Initial Rate Cap: As to each Adjustable Rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date as provided in the related Mortgage Note.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies (including, without limitation, FHA or VA mortgage insurance) insuring the Mortgage Loan or the related Mortgaged Property.

LGC: A Loan Guaranty Certificate issued by the VA as a guarantee that the federal government will repay to the lender a specified percentage of the loan balance in the event of the borrower’s default.

Lifetime Rate Cap: As to each Adjustable Rate Mortgage Loan, the maximum Mortgage Interest Rate which shall be as permitted in accordance with the provisions of the related Mortgage Note.

Liquidation Proceeds: The proceeds received in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property, Insurance Proceeds and Condemnation Proceeds.

Loan-to-Value Ratio: With respect to any Mortgage Loan as of any date of determination, the ratio, expressed as a percentage, on such date of the outstanding principal balance of the Mortgage Loan, to the Appraised Value of the related Mortgaged Property.

LTV: Loan-to-Value Ratio.

MIC: A Mortgage Insurance Certificate issued by HUD/FHA as evidence that a mortgage has been insured and that a contract of mortgage insurance exists between HUD/FHA and the lender.

Monthly Covered Amount: With respect to any BPP Mortgage Loan, the amount of any principal and interest due by a Mortgagor and cancelled for any month pursuant to the terms of the related BPP Addendum upon the disability or involuntary unemployment of such Mortgagor.

Monthly Payment: With respect to any Mortgage Loan, the scheduled payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date, and with respect to any Adjustable Rate Mortgage Loan, which payment may change on any Adjustment Date as provided in the related Mortgage Note and Mortgage.

Mortgage: With respect to any Mortgage Loan that is not a Cooperative Loan, the mortgage, deed of trust or other instrument creating a first lien on the Mortgaged Property securing the Mortgage Note and, with respect to a Cooperative Loan, the related Security Agreement.

Mortgage File: With respect to any Mortgage Loan, the items listed in Exhibit 2 hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, including, but not limited to, the limitations on such interest rate imposed by any applicable Initial Rate Cap, Periodic Rate Cap or Lifetime Rate Cap.

Mortgage Loan: Each mortgage loan sold, assigned and transferred pursuant to this Agreement and identified on the applicable Mortgage Loan Schedule which Mortgage Loan includes, without limitation, the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan.

Mortgage Loan Documents: With respect to any Mortgage Loan, the documents listed in Exhibit 1 hereto.

Mortgage Loan Package: Each pool of Mortgage Loans, which shall be purchased by the Purchaser from the Seller from time to time on the related Closing Date.

Mortgage Loan Remittance Rate: With respect to any Mortgage Loan, the annual rate of interest payable to the Purchaser, which shall be equal to the related Mortgage Interest Rate minus the related Servicing Fee Rate.

Mortgage Loan Schedule: The schedule of Mortgage Loans attached to the related Assignment and Conveyance Agreement, setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package: (1) the Servicer’s Mortgage Loan identifying number; (2) a code indicating whether the Mortgaged Property is owner-occupied; (3) the property type for each Mortgaged Property (e.g., single family residence, a two- to four-family dwelling, condominium, planned unit development or Cooperative Property); (4) the original months to maturity and the remaining months to maturity from the Cut-off Date; (5) the Loan-to-Value Ratio at origination; (6) the Mortgage Interest Rate as of the Cut-off Date; (7) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (8) the stated maturity date; (9) the amount of the Monthly Payment as of the related Cut-off Date; (10) the paid-through date; (11) the original principal amount of the Mortgage Loan; (12) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date; (13) the Mortgage Loan Remittance Rate as of the related Cut-off Date; (14) a code indicating the purpose of the Mortgage Loan; (15) a code indicating the documentation style; (16) the Appraised Value; (17) a code indicating the type of appraisal used for the Appraised Value; (18) the identity of the Mortgagor; (19) the street address of the Mortgaged Property, including the city, state and zip code; (20) the number of times during the twelve (12) month period preceding the related Closing Date that any Monthly Payment has been received more than thirty (30) days after its Due Date; (21) a code indicating whether or not the Mortgage Loan is subject to a Primary Mortgage Insurance Policy; (22) the date on which the Mortgage Loan was originated; (23) a code indicating whether the Mortgage contains a prepayment penalty provision together with the type and term of such penalty; (24) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin; (25) with respect to each Adjustable Rate Mortgage Loan, the Lifetime Rate Cap; (26) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap; (27) with respect to each Adjustable Rate Mortgage Loan, the Initial Rate Cap; (28) with respect to each Adjustable Rate Mortgage Loan, the Adjustment Date; (29) with respect to each Adjustable Rate Mortgage Loan, a code indicating whether the Mortgage Loan contains a provision whereby a Convertible Mortgage Loan may be converted to a fixed-rate Mortgage Loan and what dates and the rate at which it converts; (30) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date and the Adjustment Date frequency; (31) with respect to each Adjustable Rate Mortgage Loan, the minimum Mortgage Interest Rate under the terms of the Mortgage Note; (32) with respect to each Adjustable Rate Mortgage Loan, the applicable Index; (33) [Reserved]; (34) a code indicating whether the Mortgage Loan is a Balloon Mortgage Loan; (35) the related Servicing Fee Rate; (36) a code indicating whether such Mortgage is insured by the FHA or guaranteed by the VA; (37) with respect to any Non-Conventional Mortgage Loan, the related VA entitlement percentage or FHA case number, as applicable; (38) prior bankruptcy history (for the past twenty-four (24) months); and (39) prior foreclosure history (for the past twenty-four (24) months). With respect to the Mortgage Loans on the Mortgage Loan Schedule in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (i) the number of Mortgage Loans; (ii) the Cut-off Date Principal Balance; (iii) the weighted average Mortgage Interest Rate of the Mortgage Loans; (iv) the weighted average months to maturity of the Mortgage Loans; (v) with respect to the Adjustable Rate Mortgage Loans, the weighted average Lifetime Rate Cap; and (vi) with respect to the Adjustable Rate Mortgage Loans, the weighted average Gross Margin.

Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor, including any riders or addenda thereto.

Mortgaged Property: With respect to each Mortgage Loan that is not a Cooperative Loan, the Mortgagor’s real property securing repayment of a related Mortgage Note, consisting of an unsubordinated estate in fee simple or, with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice, a leasehold estate, in a single parcel of real property improved by a Residential Dwelling. With respect to each Cooperative Loan, the Cooperative Shares allocated to a Cooperative Unit in the related Cooperative Corporation that were pledged to secure such Cooperative Loan and the related Proprietary Lease.

Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgagor: The obligor on a Mortgage Note, who is an owner of the Mortgaged Property and the grantor or mortgagor named in the Mortgage and such grantor’s or mortgagor’s successors in title to the Mortgaged Property.

NAIC: The National Association of Insurance Commissioners or any successor organization.

Non-Conventional Mortgage Loans: The FHA Mortgage Loans and the VA Mortgage Loans.

Officer’s Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, a President or a Vice President of the Person on behalf of whom such certificate is being delivered.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Seller or the Servicer, reasonably acceptable to the Purchaser.

OTS: The Office of Thrift Supervision or any successor.

P&I Advance: As defined in Section 11.17.

Periodic Rate Cap: As to each Adjustable Rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate, on any Adjustment Date as provided in the related Mortgage Note.

Person: An individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Prepayment Interest Shortfall: As to any Remittance Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Remittance Date, the amount, if any, by which one month’s interest at the related Mortgage Loan Remittance Rate on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

Primary Mortgage Insurance Policy: A policy of primary mortgage guaranty insurance issued by an insurer acceptable to Fannie Mae or Freddie Mac.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, that is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller pursuant to this Agreement in exchange for the Mortgage Loans in the related Mortgage Loan Package as set forth in Article IV hereto.

Purchase Price Percentage: As set forth in the related Commitment Letter.

Purchaser: The Person listed as such in the initial paragraph of this Agreement, together with its successors and assigns as permitted under the terms of this Agreement.

Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the qualifications of Fannie Mae or Freddie Mac and satisfied the requirements of Title XI of FIRREA.

Qualification Defect: With respect to a Mortgage Loan, (a) a defective document in the Mortgage File, (b) the absence of a document in the Mortgage File, or (c) the breach of any representation, warranty or covenant with respect to the Mortgage Loan made by the Seller or the Servicer, but, in each case, only if the affected Mortgage Loan would cease to qualify as a “qualified mortgage” for purposes of the REMIC Provisions.

Qualified Depository: A deposit account or accounts maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding Seller, the short-term unsecured debt obligations of such holding Seller) are rated A-1 by Standard & Poor’s Ratings Group and Prime-1 by Moody’s Investors Service, Inc. (or a comparable rating if another Rating Agency is specified by the Purchaser by written notice to the Seller) at the time any deposits are held on deposit therein.

Rating Agency: Moody’s Investors Service, Inc., Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., Fitch, Inc., or any other nationally recognized statistical credit rating agency rating any security issued in connection with any Securitization.

Recognition Agreement: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be reconstituted as part of a Securitization, Whole Loan Transfer or Agency Transfer pursuant to Article XXVIII hereof. The Reconstitution Date shall be such date or dates the Purchaser shall designate in writing to the Seller from time to time.

Record Date: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Advice Date: The 10th day of each month or, if such 10th day is not a Business Day, the first Business Day immediately preceding such day.

Remittance Date: The 18th day of any month beginning in May 2004 (or, if such 18th day is not a Business Day, the preceding Business Day).

REO Disposition: The final sale by the Servicer or the Purchaser of an REO Property.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 11.13.

REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed in lieu of foreclosure, as described in Section 11.13.

Repurchase Price: With respect to any Mortgage Loan, an amount equal to (A) (i) for sixty (60) days following the Closing Date, the Purchase Price Percentage as provided in the related Commitment Letter, multiplied by the Stated Principal Balance of such Mortgage Loan as of the date of repurchase or (ii) thereafter, the Stated Principal Balance of such Mortgage Loan as of the date of repurchase, plus (B) with respect to a Mortgage Loan fewer than sixty (60) days delinquent as of the Closing Date, interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from and including the last Due Date on or after the related Cut-off Date through which interest has been paid on behalf of the Mortgagor or advanced by the Servicer to the day prior to such date of repurchase, less amounts received in respect of such repurchased Mortgage Loan for distribution in connection with such Mortgage Loan, plus (C) any costs and damages incurred by the trust in the applicable Securitization in connection with any violation by such Mortgage Loan of any predatory or abusive lending law; provided, however, that if at the time of repurchase the Servicer is not the Seller or an affiliate of the Seller, the amount described in clause (B) shall be computed at the sum of (i) the Mortgage Loan Remittance Rate and (ii) the Servicing Fee Rate.

Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project or (iv) a one-family dwelling in a planned unit development, none of which is a Cooperative Property (except as set forth in the Mortgage Loan Schedule), mobile home or manufactured home.

Sarbanes Certifying Party: A Person who provides certification required under the Sarbanes-Oxley Act of 2002 in connection with a Securitization or other securitization transaction.

Securities: The securities issued in connection with a Securitization evidencing beneficial ownership interests in a trust the assets of which include the Mortgage Loans.

Securitization: The transfer of the Mortgage Loans to a trust formed as part of a publicly issued and/or privately placed, rated securitization, including the issuance of the related Securities.

Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

Seller: Bank of America, National Association, a national banking association, or its successor in interest or any successor to the Seller under this Agreement appointed as herein provided.

Servicer: Bank of America, National Association, a national banking association, or its successor in interest or any successor to the Servicer under this Agreement appointed as herein provided.

Servicing Advances: All customary, reasonable and necessary out-of-pocket costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, and (d) payments made by the Servicer with respect to a Mortgaged Property pursuant to Section 11.08.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Servicer, which shall, for each month, be equal to one-twelfth of the product of the Servicing Fee Rate and the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 11.05) of related Monthly Payments collected by the Servicer, or as otherwise provided under Section 11.05.

Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate set forth on the related Mortgage Loan Schedule or if not specified thereon, in the related Commitment Letter.

Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in the Custodial Agreement the originals of which are delivered to the Custodian pursuant to Article VI.

Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Purchaser by the Servicer, as such list may be amended from time to time.

Stated Principal Balance: As to each Mortgage Loan as to any date of determination, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to the principal portion of any Monthly Payments due on or before such date, whether or not received, as well as any Principal Prepayments received before such date, minus (ii) all amounts previously distributed to the Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal, or advances in lieu thereof.

Total Covered Amount: With respect to any BPP Mortgage Loan, the outstanding principal balance of the Mortgage Loan cancelled pursuant to the terms of the related BPP Addendum upon the accidental death of the related Mortgagor.

Underwriting Guidelines: The underwriting guidelines of Bank of America, National Association, a copy of which is attached hereto as Exhibit 4 and a then current copy of which shall be attached as an exhibit to the related Assignment and Conveyance Agreement.

VA: The Department of Veterans Affairs, an agency of the United States of America, or any successor thereto, including the Administrator of Veterans Affairs.

VA Mortgage Loan: A Mortgage Loan that has a LGC issued by the VA.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Securitization.

ARTICLE II

PURCHASE AND CONVEYANCE

The Seller, in exchange for the payment of the applicable Purchase Price by the Purchaser on the related Closing Date, shall sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all of its rights, title and interest in and to the Mortgage Loans identified on the related Mortgage Loan Schedule, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein, but excluding any BPP Fees, pursuant to the related Assignment and Conveyance Agreement.

With respect to each Mortgage Loan purchased, the Purchaser shall own and be entitled to receive: (a) all scheduled principal due after the related Cut-off Date, (b) all other payments and/or recoveries of principal collected on or after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the Cut-off Date and collected by the Servicer after the Cut-off Date shall belong to the Seller), (c) all payments of interest on the Mortgage Loans net of the Servicing Fee (minus that portion of any such interest payment that is allocable to the period prior to the Cut-off Date) and (d) all BPP Mortgage Loan Payments payable by the Servicer pursuant to Section 11.28 with respect to scheduled principal and interest due after the related Cut-off Date.

ARTICLE III

MORTGAGE LOAN SCHEDULE

The Seller shall deliver the Mortgage Loan Schedule to the Purchaser by no later than the related Closing Date.

ARTICLE IV

PURCHASE PRICE

The Purchase Price for the Mortgage Loans shall be the purchase price set forth in the Commitment Letter, plus, with respect to Mortgage Loans that are fewer than sixty (60) days delinquent as of the related Cut-off Date, accrued interest at the Mortgage Loan Remittance Rate from the Cut-off Date through and including the day immediately prior to the related Closing Date. Subject to the conditions set forth herein, the Purchaser shall pay the Purchase Price to the Seller by 5:00 p.m. Eastern Time on the related Closing Date. Such payment shall be made by wire transfer of immediately available funds to the account designated by the Seller.

ARTICLE V

EXAMINATION OF MORTGAGE FILES

In addition to any rights granted to the Purchaser hereunder to underwrite the Mortgage Loans and review the Mortgage Loan Documents prior to the related Closing Date, the Seller shall, prior to the related Closing Date, make the Mortgage Files available to the Purchaser for examination at the Seller’s offices. Such examination may be made by the Purchaser or its designee, at its expense, at any reasonable time before the related Closing Date. Such underwriting by the Purchaser or its designee shall not impair or diminish the rights of the Purchaser or any of its successors under this Agreement with respect to a breach of the representations and warranties contained in this Agreement. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s or any of its successors’ rights to demand repurchase or other relief or remedy provided for in this Agreement.

ARTICLE VI

DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 6.01.  Possession of Mortgage Files.

The contents of each Mortgage File required to be retained by the Servicer to service the Mortgage Loans pursuant to this Agreement and thus not delivered to the Purchaser or its designee are and shall be held in trust by the Servicer for the benefit of the Purchaser as the owner thereof. The Servicer shall be permitted to maintain the Mortgage Files in imaged, rather than physical, form consistent with the requirements of Fannie Mae or Freddie Mac. The Servicer’s possession of any portion of each such Mortgage File is at the will of the Purchaser for the sole purpose of facilitating servicing of the Mortgage Loans pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Servicer at the will of the Purchaser in such custodial capacity only. The Mortgage File retained by the Servicer with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Servicer’s computer system to reflect clearly the ownership of such related Mortgage Loan by the Purchaser. The Servicer shall release from its custody the contents of any Mortgage File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Section 7.03 of this Agreement or if required under applicable law or court order. The Servicer shall deliver to the Purchaser copies of any documents in a Mortgage File reasonably requested by the Purchaser within thirty (30) days of the date of such request, at the expense of the Purchaser.

Section 6.02.  Books and Records; Transfers of Mortgage Loans.

Subject to this Agreement, from and after the sale of the Mortgage Loans to the Purchaser, all rights arising out of the Mortgage Loans including but not limited to all funds received on or in connection with the Mortgage Loans on account of interest and principal due after the related Cut-off Date, shall be received and held by the Servicer in trust for the benefit of the Purchaser as owner of the Mortgage Loans, and the Servicer shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

The sale of each Mortgage Loan shall be reflected on the Seller’s balance sheet and other financial statements as a sale of assets by the Seller. The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, or its designee, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae or Freddie Mac, and periodic inspection reports as required by Section 11.23. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Seller complies with the requirements of the Fannie Mae or Freddie Mac Selling and Servicing Guide, as amended from time to time. The Seller shall indemnify the Purchaser and hold it harmless against any damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from the unenforceability (as determined by a court of competent jurisdiction) of any Mortgage Loan Document recreated in the manner described in the foregoing sentence against the applicable Mortgagor as a result of such re-creation or the absence of such original Mortgage Loan Document.

The Seller shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, provided, however, that in no event shall there be more than four (4) Persons (including Goldman Sachs Mortgage Company) at any given time in the aggregate having the status of “Purchaser” hereunder with respect to a single Mortgage Loan Package. The Purchaser also shall advise the Servicer of the transfer. Upon receipt of notice of the transfer, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred. If the Servicer receives notification of a transfer less than five (5) Business Days before the monthly Determination Date, the Servicer’s duties to remit and report to the new purchaser(s) as required by Article XI shall begin with the first Determination Date after the Reconstitution Date.

Section 6.03.  Delivery of Mortgage Loan Documents.

Pursuant to the Custodial Agreement delivered to the Purchaser prior to or on the related Closing Date, the Seller shall deliver and release to the Custodian those Mortgage Loan Documents as required by the Custodial Agreement and by this Agreement with respect to each Mortgage Loan. Notwithstanding anything contrary contained in the Custodial Agreement, prior to the related Closing Date the Seller shall be obligated to deliver and release to the Custodian only documents (a), (b) and (f) listed on Exhibit 1 hereto. Subject to Recording Office Delays (as defined below), within 90 days after the related Closing Date, the Seller shall deliver to the Custodian each of the documents described in Exhibit 1 not delivered pursuant to this Agreement and the Custodial Agreement; provided that, subject to Recording Office Delays, such 90-day period shall not extend any of the other cure periods available to the Seller pursuant to this Section 6.03, and provided, further, that nondelivery of the documents described in Exhibit 1 on or prior to the related Closing Date shall constitute notice to the Seller for purposes of this Section 6.03.

The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement, subject to the exception report attached to such certification or subsequent certification delivered under the Custodial Agreement. The Seller will be responsible for the fees and expenses related to the recording of any intervening or prior assignments of the Mortgage Loans to the Seller or to any prior owners of or mortgagees with respect to the Mortgage Loans. The Purchaser will be responsible for the Custodian’s fees and expenses with respect to the initial inventory, delivery, certification and maintenance of the Mortgage Loans before and after the related Closing Date.

The Seller shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 11.01 or 11.18 within two weeks after their execution, provided, however, that the Seller shall provide the Custodian with a Seller-certified true copy of any such document submitted for recordation within two weeks after its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of its submission for recordation or as soon thereafter as such recording office will make such certified copy available.

In the event the public recording office is delayed in returning any original document (“Recording Office Delays”), the Seller shall deliver to the Custodian within 240 days of its submission for recordation, a copy of such document and an Officer’s Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office and (iii) state the date by which the Seller expects to receive the applicable recorded document from the applicable recording office.

Within ninety (90) days after the related Closing Date, the Seller shall, or shall cause the Servicer to, with respect to the Non-Conventional Mortgage Loans, deliver to the Purchaser or its designee the original MIC or LGC, or an Officer’s Certificate, which shall (i) state that the MIC or LGC has not been delivered to the Purchaser or its designee due solely to a delay by the insuring agency, (ii) state the amount of time generally required by the insuring agency to process the MIC or LGC and (iii) specify the date the MIC or LGC will be delivered to the Purchaser or its designee. The Seller shall be required to deliver the MIC or LGC to the Purchaser or its designee by the date specified in clause (iii) above.

If the Seller, the Purchaser or the Custodian finds any document or documents constituting a part of a Mortgage File pertaining to a Mortgage Loan to be defective (or missing) in any material respect, and such defect or missing document materially and adversely affects the value of the related Mortgage Loan or the interests of the Purchaser therein, the party discovering such defect shall promptly so notify the Seller. The Seller shall have a period of 90 days after receipt of such written notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect cannot be corrected or cured and materially and adversely affects the value of the related Mortgage Loan or the interests of the Purchaser, the Seller will, upon the expiration of the applicable cure period described above, repurchase the related Mortgage Loan in the manner set forth in Section 7.03; provided, however, that with respect to any Mortgage Loan, if such defect constitutes a Qualification Defect, any such repurchase must take place within 75 days of the date such defect is discovered; provided, further, that the foregoing repurchase obligation shall not apply in the event the Seller cannot deliver such items due to a delay caused by the recording office in the applicable jurisdiction; and provided, further, that the Seller shall deliver instead a recording receipt of such recording office or, if such recording receipt is not available, an Officer’s Certificate from the Seller confirming that such documents have been accepted for recording. Any such document shall be delivered to the Purchaser or its designee promptly upon receipt thereof from the related recording office.

Notwithstanding the foregoing, with respect to a Mortgage Loan, if, at the end of such 90-day period, the Seller delivers an Officer’s Certificate to the Purchaser certifying that the Seller is using good faith efforts to correct or cure such defect and identifying progress made, then the Purchaser shall grant the Seller an extension to correct or cure such defect. The extension shall not extend beyond (1) if the defect is a Qualification Defect, the date that is 75 days after the date the defect is discovered, or, (2) if the defect is not a Qualification Defect, the date that is 30 days beyond the original 90-day cure period. If the defect is not a Qualification Defect, additional 30-day extensions may be obtained pursuant to the same procedure, as long as the Seller demonstrates continued progress toward a correction or cure; provided that no extension shall be granted beyond 180 days from the date on which the Seller received the original notice of the defect.

Notwithstanding the foregoing, with respect to a Mortgage Loan, the failure of the Purchaser to notify the Seller of any defective or missing document in a Mortgage File within such 90-day period, or the failure of the Purchaser to require the Seller to cure or repurchase the related Mortgage Loan upon expiration of such 90-day period, shall not constitute a waiver of its rights hereunder, including the rights with respect to a Mortgage Loan, to require the Seller to repurchase the affected Mortgage Loan and the right to indemnification pursuant to Section 7.03 hereof.

Notwithstanding the foregoing, to the extent that the Custodian certifies as to any document as being delivered to it pursuant to the Custodial Agreement in a non-defective state and such document subsequently becomes missing or defective, the Seller shall not be obligated to repurchase the related Mortgage Loan by reason of such missing or defective document, to redeliver such document to the Custodian or to correct any such defect.

To the extent received by it, the Servicer shall promptly forward to the Purchaser, or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement.

Section 6.04.  Assignment and Conveyance

The Seller, simultaneously with the delivery of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package to be purchased on each Closing Date, shall execute and deliver an Assignment and Conveyance Agreement in the form attached hereto as Exhibit 13. The Seller shall cause the Servicing File retained by the Seller pursuant to this Agreement to be appropriately identified in the Seller’s computer system and/or books and records, as appropriate, to clearly reflect the sale of the related Mortgage Loan to the Purchaser.

ARTICLE VII

REPRESENTATIONS, WARRANTIES AND
COVENANTS; REMEDIES FOR BREACH

Section 7.01.  Representations and Warranties Regarding Individual Mortgage Loans.

The Seller and, solely if specified below, the Servicer, hereby represent and warrant to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date or such other date specified herein:

(a)  The information set forth in the Mortgage Loan Schedule and the tape delivered by the Seller to the Purchaser for the related Mortgage Loan Package is true, correct and complete in all material respects.

(b)  There are no defaults by the Seller, the Servicer or any prior originator in complying with the terms of the Mortgage, and all taxes, ground rents, governmental assessments, insurance premiums, water, sewer and municipal charges which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable.

(c)  Except as set forth in the Mortgage Loan Schedule, the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded in the applicable public recording office required by law or if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy, if any, by the title insurer, to the extent required by the related policy, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, and is reflected on the Mortgage Loan Schedule. No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy, if any, by the title insurer, to the extent required by the policy, with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, and which assumption agreement is a part of the Mortgage File and is reflected on the Mortgage Loan Schedule.

(d)  The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, and except as set forth in the Mortgage Loan Schedule (with respect to pending bankruptcy and foreclosure proceedings), no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and except as set forth in the Mortgage Loan Schedule (with respect to pending bankruptcy and foreclosure proceedings), the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.

(e)  All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer generally acceptable to, with respect to the Conventional Mortgage Loans, Fannie Mae, Freddie Mac and to prudent mortgage lending institutions, and with respect to the Non-Conventional Mortgage Loans, FHA, VA, Fannie Mae or prudent mortgage lending institutions, as applicable, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides and Freddie Mac Guide as well as all additional requirements set forth herein, pursuant to an insurance policy conforming to the requirements of Customary Servicing Procedures and providing coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged Property or (ii) the outstanding principal balance owing on the Mortgage Loan. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy. All such insurance policies are in full force and effect and contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae or Freddie Mac. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.

(f)  Any and all requirements of any federal, state or local law including, without limitation, predatory or abusive lending, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of the Mortgage Loan have been complied with; the Servicer maintains, and shall maintain, evidence of such compliance as required by applicable law or regulation and shall make such evidence available for inspection at the Servicer’s office during normal business hours upon reasonable advance notice.

(g)  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received on or after the Cut-off Date and prior to the Closing Date), and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. Neither the Seller nor the Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, and neither the Seller nor the Servicer has waived any default.

(h)  The Mortgage is a valid, existing, perfected and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property, free and clear of all adverse claims, liens and encumbrances having priority over the lien of the Mortgage, subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and either (A) specifically referred to in the lender’s title insurance policy, if any, delivered to the originator of the Mortgage Loan or (B) which do not adversely affect the Appraised Value of the Mortgaged Property and (iii) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has the full right to sell and assign the same to the Purchaser. With respect to any Cooperative Loan, the Security Agreement is a valid, subsisting and enforceable first priority security interest on the related Cooperative Shares securing the Mortgage Note, subject only to (a) liens of the related residential Cooperative Corporation for unpaid assessments representing the Mortgagor’s pro rata share of the related residential Cooperative Corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by such Security Agreement.

(i)  The Mortgage Note, the related Mortgage and, in the case of a Cooperative Loan, the related Security Agreement, are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and the Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser.

(j)  All parties to the Mortgage Note, the Mortgage and, in the case of a Cooperative Loan, the related Security Agreement, had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. Either the Mortgagor is a natural person or the related co-borrower or guarantor is a natural person.

(k)  The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

(l)  The Seller and all other parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located and any qualification requirements of, with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable.

(m)  (i) With respect to each Mortage Loan, the Mortgage Loan is covered by an ALTA or CLTA lender’s title insurance policy, acceptable to, with respect to the Conventional Mortgage Loans, Fannie Mae or Freddie Mac, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, issued by a title insurer acceptable to, with respect to the Conventional Mortgage Loans, Fannie Mae or Freddie Mac, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (h)(i), (ii) and (iii) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate or Monthly Payment, (ii) with respect to certain Refinanced Mortgage Loans, a title search has been done showing no lien (other than the exceptions contained in (h)(i), (ii) and (iii) above) on the related Mortgaged Property senior to the lien of the Mortgage or (iii) in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where title insurance policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received. For each Mortgage Loan covered by a title insruance policy, (i) the Seller and its successors and assigns are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser and its assigns without any further act and (ii) no claims have been made under such lender’s title insurance policy, and the Seller has not done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

(n)  Other than with respect to (i) Mortgage Loans with Monthly Payments not paid before the lapse of the grace period applicable thereto under the applicable loan documents as of the Cut-off Date and (ii) Mortgage Loans indicated on the related Mortgage Loan Schedule, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and neither the Seller nor the Servicer has waived any default, breach, violation or event permitting acceleration.

(o)  There are no mechanics’ or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

(p)  All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.

(q)  The Mortgage Loan was originated by a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD.

(r)  Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loans identified on the related Mortgage Loan Schedule are adjustable and fixed-rate mortgage loans having an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of the month. As to each Adjustable Rate Mortgage Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down as provided in the related Mortgage Note; provided, however, that the Mortgage Interest Rate will not increase or decrease by more than the Initial Rate Cap on the first Adjustment Date or the Periodic Rate Cap on any subsequent Adjustment Date, and will in no event exceed the Lifetime Rate Cap. Each Mortgage Note evidencing a Mortgage Loan that is not both an Adjustable Rate Mortgage Loan and a Balloon Mortgage Loan requires a Monthly Payment which is sufficient to amortize the original principal balance fully over the original term thereof and to pay interest at the related Mortgage Interest Rate. Each Mortgage Note evidencing an Adjustable Rate Mortgage Loan that is not a Balloon Mortgage Loan requires a Monthly Payment which is sufficient (i) during the period prior to the first adjustment to the Mortgage Interest Rate, to amortize the original principal balance fully over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (ii) during the period following each Adjustment Date, to amortize the outstanding principal balance fully as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate. No Mortgage Note evidencing an Adjustable Rate Mortgage Loan permits negative amortization. Unless otherwise indicated on the Mortgage Loan Schedule, no Adjustable Rate Mortgage Loan is a Convertible Mortgage Loan.

(s)  There is no proceeding pending or, to the Seller’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

(t)  The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Except as set forth on the Mortgage Loan Schedule, to the best of the Seller’s knowledge, following the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law.

(u)  The Mortgage Note and Mortgage are on forms acceptable to, with respect to the Conventional Mortgage Loans, Fannie Mae or Freddie Mac, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable.

(v)  The Mortgage Note is not and has not been secured by any collateral, pledged account or other security account except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (h) above.

(w)  The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to, with respect to the Conventional Mortgage Loans, Fannie Mae or Freddie Mac, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, and such appraisal complies with the requirements of FIRREA, and, to the extent required in the Underwriting Guidelines with respect to mortgage loans of the same type as the Mortgage Loan, was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

(x)  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(y)  The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature, nor does it contain any “buydown” provision which is currently in effect.

(z)  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(aa)  The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinanced Mortgage Loan and has acknowledged receipt of such materials to the extent required by applicable law and such documents will remain in the Mortgage File.

(bb)  No Mortgage Loan has an LTV at origination in excess of 125%. With respect to each Conventional Mortgage Loan with an LTV at origination in excess of 80% that is subject to a Primary Mortgage Insurance Policy, such Primary Mortgage Insurance Policy was issued by an insurer acceptable to Fannie Mae or Freddie Mac at the time of origination, which insures that portion of the Conventional Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property as required by Fannie Mae. Each Non-Conventional Mortgage Loan with an LTV at origination in excess of 80% will be subject to a Primary Mortgage Insurance Policy, issued by an insurer acceptable to FHA or VA, as applicable, at the time of origination, which insures that portion of the Non-Conventional Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property as required by FHA or VA, as applicable. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until the LTV of such Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium. No Mortgage Loan requires payment of such premiums, in whole or in part, by the Purchaser.

(cc)  The Mortgaged Property is lawfully occupied under applicable law, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

(dd)  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(ee)  Except as set forth on the related Mortgage Loan Schedule, all payments required to be made prior to the Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made, the Mortgage Loan has not been dishonored, other than with respect to Mortgage Loans with Monthly Payments not paid before the lapse of the grace period applicable thereto under the applicable loan documents as of the related Cut-off Date, there are no material defaults under the terms of the Mortgage Loan and no Mortgage Loan has been more than thirty (30) days delinquent more than once in the twelve month period immediately prior to the related Cut-off Date.

(ff)  None of the Seller, the Servicer or any prior originator or servicer has advanced funds, or induced, solicited or knowingly received any advance from any party other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan.

(gg)  With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File except for the documents (i) which have been delivered to the Purchaser or its designee or which have been submitted for recording and not yet returned and (ii) which are set forth on the related exception report attached to the Custodian’s initial certification under the Custodial Agreement.

(hh)  Immediately prior to the payment of the Purchase Price, the Seller was the sole owner and holder of the Mortgage Loans and the indebtedness evidenced by the Mortgage Note. The Mortgage Loans, including the Mortgage Note and the Mortgage, were not assigned or pledged by the Seller and the Seller had good and marketable title thereto, and the Seller had full right to transfer and sell the Mortgage Loans to the Purchaser free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans. Following the sale of the Mortgage Loans, the Purchaser will own the Mortgage Loans free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to monitor, possess and control the Mortgage Loans except in connection with the servicing of the Mortgage Loans by the Servicer as set forth in this Agreement. After the related Closing Date, neither the Seller nor the Servicer will have any right to modify or alter the terms of the sale of the Mortgage Loans and neither the Seller nor the Servicer will have any obligation or right to repurchase the Mortgage Loans, except as provided in this Agreement or as otherwise agreed to by the Seller, the Servicer and the Purchaser.

(ii)  Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to, with respect to the Conventional Mortgage Loans, Fannie Mae and Freddie Mac, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(jj)  The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae, and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.

(kk)  With respect to a Mortgage Loan that is not a Cooperative Loan, the Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any condominium project or planned unit development generally conforms with the Underwriting Guidelines regarding such dwellings (or underlying Cooperative Property, in the case of a Cooperative Loan), and with respect to the Non-Conventional Mortgage Loans, the applicable HUD or VA requirements regarding such dwellings (or underlying Cooperative Property, in the case of a Cooperative Loan), and no residence or dwelling is secured by a leasehold estate or is a mobile home or manufactured dwelling; provided further that as of the respective appraisal date, no portion of the Mortgaged Property was being used for commercial purposes.

(ll)  If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets Fannie Mae or Freddie Mac eligibility requirements for sale to Fannie Mae or Freddie Mac, as the case may be, or is located in a condominium or planned unit development project which has received Fannie Mae or Freddie Mac project approval, and the representations and warranties with respect to such condominium or planned unit development have been made and remain true and correct in all respects, or as to which Fannie Mae’s and Freddie Mac’s eligibility requirements have been waived. With respect to the Non-Conventional Mortgage Loans, if the Mortgaged Property is a condominium or planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets HUD or VA eligibility requirements or is located in a condominium or planned unit development project which has received HUD or VA project approval and the representations and warranties required by HUD or VA with respect to such condominium or planned unit development have been made and remain true and correct in all material respects.

(mm)  Except with respect to the Mortgage Loans as set forth on the related Mortgage Loan Schedule, the Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien, residential mortgage loans owned by it which were available for inclusion in the Mortgage Loans.

(nn)  Each Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.

(oo)  With respect to each Mortgage where a lost note affidavit has been delivered in place of the related Mortgage Note, the related Mortgage Note is no longer in existence. Each such lost note affidavit is substantially in the form attached hereto as Exhibit 5.

(pp)  All the documents executed in connection with the Mortgage Loan including, but not limited to, the Mortgage Note and the Mortgage are free of fraud and any misrepresentation, are signed by the persons they purport to be signed by, and witnessed or, as appropriate, notarized by the persons whose signatures appear as witnesses or notaries, and each such document constitutes the valid and binding legal obligation of the signatories and is enforceable in accordance with its terms.

(qq)  The origination practices used by the Seller and the collection and servicing practices used by the Servicer with respect to each Mortgage Loan have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry and the collection and servicing practices used by the Servicer have been acceptable to Fannie Mae and Freddie Mac and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable.

(rr)  Except as set forth in the Mortgage Loan Schedule (with respect to pending bankruptcy proceedings), the Mortgagor is not in bankruptcy and is not insolvent, and neither the Seller nor the Servicer has any knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or materially adversely affect the value or the marketability of the Mortgage Loan.

(ss)  The Mortgagor has not notified the Seller or the Servicer, and neither the Seller nor the Servicer has knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, or any similar state or local laws.

(tt)  No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property.

(uu)  There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller or the Servicer is aware in which compliance with any environmental law, rule or regulation is an issue and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.

(vv)  No action, inaction, or event has occurred and no state of affairs exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, Primary Mortgage Insurance Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or the Servicer or any designee of the Seller or the Servicer or any corporation in which the Seller, the Servicer or any officer, director, or employee of the Seller or the Servicer had a financial interest at the time of placement of such insurance.

(ww)  With respect to any ground lease to which a Mortgaged Property may be subject: (A) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (B) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (C) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Closing Date; (D) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate; (E) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (F) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (G) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Closing Date pursuant to the terms of such ground lease; (H) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; and (I) the term of such lease does not terminate earlier than the maturity date of the Mortgage Note.

(xx)  With respect to escrow deposits and payments that the Servicer is entitled to collect, all such payments are in the possession of, or under the control of the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.

(yy)  With respect to each Adjustable Rate Mortgage Loan that is a Convertible Mortgage Loan, the Mortgage Interest Rate may be converted by the Mortgagor in accordance with the terms of the related Mortgage Note to a fixed rate of interest. The conversion term on such Mortgage Loan is equal to Fannie Mae’s posted yield as in effect for sixty (60) day mandatory delivery commitments for conventional first mortgages plus a margin set forth in the applicable Mortgage Note. Such conversion option may be exercised on the first, second or third Adjustment Date.

(zz)  No Mortgage Loan is classified as(a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “covered,” (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary.

(aaa)  There is no Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia. There is no Mortgage Loan that was originated on or after March 7, 2003, which is a “high cost home loan” as defined under the Georgia Fair Lending Act.

(bbb)  No proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies.

(ccc)  No Mortgage Loan originated on or after October 1, 2002 will impose a prepayment premium for a term in excess of three years after its origination. No Mortgage Loan originated before October 1, 2002 will impose a prepayment premium for a term in excess of five years after its origination.

(ddd)  The Servicer, in its capacity as servicer for each Mortgage Loan, has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

(eee)  There is no Mortgage Loan that (a) is secured by property located in the State of New York; (b) had an original principal balance of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which loan equal or exceed either the annual percentage rate or the points and fees threshold for “high-cost home loans,” as defined in Section 6-L of the New York State Banking Law.

(fff)  With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Shares that are pledged as security for the Mortgage Loan are held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code) and such cooperative housing corporation is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property.

(ggg)  With respect to each Cooperative Loan, a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the Cooperative Unit is located (if the laws of such jurisdiction require licensing or qualification in order to conduct business of the type conducted by it), and such search has not found anything which would materially and adversely affect the first lien priority of the Cooperative Loan, except to the extent described in Section 7.01(h) hereof.

(hhh)  With respect to each Cooperative Loan, there is no prohibition against pledging the shares of the Cooperative Corporation or assigning the Proprietary Lease.

(iii)  Each FHA Mortgage Loan was underwritten in accordance with FHA standards and is fully-insured by the FHA, which insurance is in full force and effect, and the Mortgage Loan is not subject to any defect which would diminish or impair the FHA insurance, and all prior transfers, if any, of the Mortgage Loan have been, and the transactions contemplated herein are, in compliance with the FHA regulations, and no circumstances exist with respect to the FHA Mortgage Loan which would permit the FHA to deny coverage under the FHA insurance.

(jjj)  Each VA Mortgage Loan was underwritten in accordance with VA standards and is guaranteed by the VA, which guaranty is in full force and effect, and the Mortgage Loan is not subject to any defect which would diminish or impair the VA guaranty (other than a potential valuation of the related Mortgaged Property), and all prior transfers, if any, of the Mortgage Loan have been, and the transactions contemplated herein are, in compliance with VA regulations, and no circumstances exist with respect to the VA Mortgage Loan which would permit the VA to deny coverage under the FHA guaranty.

(kkk)  No Mortgage Loan is a VA Vendee Loan, Title I Loan or Section 325 Loan.

(lll)  If the Mortgage Loan is secured by a manufactured home, such manufactured home is a “single family residence” within the meaning of Section 25(e)(10) of the Internal Revenue Code of 1986, as amended (i.e., such manufactured home has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location).

Section 7.02.  Seller and Servicer Representations.

The Seller and the Servicer hereby represent and warrant to the Purchaser that, as to itself as of the related Closing Date:

(a)  It is a national banking association, duly organized, validly existing, and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where any Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by it. It is an approved seller/servicer in good standing of conventional residential mortgage loans for Fannie Mae or Freddie Mac and is a HUD-approved mortgagee under Section 203 of the National Housing Act. It has corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by it and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the Purchaser, evidences the legal, valid, binding and enforceable obligation of it, subject to applicable law except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by it to make this Agreement valid and binding upon it in accordance with the terms of this Agreement.

(b)  No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the transactions contemplated by this Agreement or, if required, such consent, approval, authorization or order has been or will, prior to the related Closing Date, be obtained.

(c)  The consummation of the transactions contemplated by this Agreement are in its ordinary course of business and will not result in the breach of any term or provision of its charter or by-laws or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which it or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject.

(d)  Its transfer, assignment and conveyance of the Mortgage Notes and the Mortgages pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(e)  There is no action, suit, proceeding or investigation pending or, to its best knowledge, threatened against it which, either individually or in the aggregate, would result in any material adverse change in its business, operations, financial condition, properties or assets, or in any material impairment of its right or ability to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with its obligations contemplated herein, or which would materially impair its ability to perform under the terms of this Agreement.

(f)  It does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

(g)  It acknowledges and agrees that the Servicing Fee represents reasonable compensation for its services and represents the entire Servicing Fee and such fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

(h)  It has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes.

(i)  Neither this Agreement nor any statement, report or other document furnished or to be furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading.

(j)  There has been no material adverse change in the business, operations, financial condition or assets of the Seller since the date of the Seller’s most recent financial statements which would materially and adversely affect the Seller’s obligations under this Agreement.

(k)  It is solvent and the sale of the Mortgage Loans will not cause it to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of its creditors.

(l)  It has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

(m)  The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

(n)  The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

Section 7.03.  Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Sections 7.01 and 7.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by the Seller, the Servicer or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the interest of the Purchaser in or the value of the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the others.

Within sixty (60) days after the earlier of either discovery by or notice to the Seller or the Servicer, as the case may be, of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest of the Purchaser therein, the Seller or the Servicer, as the case may be, shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured within 90 days after the discovery of the breach, the Seller shall repurchase such Mortgage Loan or Mortgage Loans at the Repurchase Price. Notwithstanding anything to the contrary herein, a breach of any one of the representations and warranties set forth in clauses (nn), (zz), (aaa), (bbb), (ccc), (ddd) and (eee) in Section 7.01 shall be deemed to materially and adversely affect the value of the related Mortgage Loans and, within sixty (60) days of the earlier of either discovery by or notice to the Seller or the Servicer, as the case may be, of such breach, the Seller shall repurchase such Mortgage Loan at the Repurchase Price. Any repurchase of a Mortgage Loan pursuant to the foregoing provisions of this Section 7.03 shall occur on a date designated by the Purchaser and shall be accomplished by the Seller remitting by wire transfer to the Purchaser the amount of the Repurchase Price.

At the time of repurchase of any deficient Mortgage Loan (or removal of any Deleted Mortgage Loan), the Purchaser and the Seller shall arrange for the assignment of the repurchased Mortgage Loan (or Deleted Mortgage Loan) to the Seller or its designee and the delivery to the Seller of any documents held by the Purchaser relating to the repurchased Mortgage Loan in the manner required by this Agreement with respect to the purchase and sale of such Mortgage Loan on the Closing Date. In the event a deficient Mortgage Loan is repurchased, the Seller shall, simultaneously with its remittance to the Servicer of such Repurchase Price, give written notice to the Purchaser that such repurchase has taken place. Upon such repurchase, the Mortgage Loan Schedule shall simultaneously be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

In addition to such cure and repurchase obligations, the Seller or the Servicer shall indemnify the Purchaser and hold it harmless against any damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion by any third party that is based on or grounded upon, or resulting from, a breach of the Seller or the Servicer, as applicable, representations and warranties contained in this Agreement; provided, however, indemnification shall not be available for any economic losses of the Purchaser due to reinvestment losses, loss of investment income or any other special, indirect or consequential losses or damages.

No action may be brought against the Seller or the Servicer, as applicable, relating to or arising out of the breach of any representations and warranties made in Sections 7.01 or 7.02 with respect to any Mortgage Loan unless and until (i) discovery of such breach by the Purchaser or notice thereof by the Seller or the Servicer to Purchaser, (ii) failure by the Seller or the Servicer, as applicable, to cure such breach, repurchase such Mortgage Loan as specified above and/or indemnify the Purchaser and (iii) demand upon the Seller or the Servicer, as applicable, by the Purchaser for compliance with the terms of this Agreement.

It is understood and agreed that the obligations of the Seller or the Servicer, as applicable, set forth in this Section 7.03 to cure or repurchase for a defective Mortgage Loan and/or to indemnify the Purchaser constitute the sole remedies of the Purchaser respecting a breach of the representations and warranties set forth in Sections 7.01 and 7.02.

ARTICLE VIII

CLOSING

The closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date. The closing shall be by telephone, confirmed by letter or wire as the parties shall agree. The closing shall be subject to each of the following conditions:

(a)  all of the representations and warranties of the Seller and the Servicer in this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute an Event of Default under this Agreement;

(b)  the Seller’s attorneys shall have received in escrow all Closing Documents as specified in Article IX, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories as required pursuant to the terms hereof;

(c)  the Seller shall have delivered and released all documents required pursuant to this Agreement and the Custodial Agreement; and

(d)  all other terms and conditions of this Agreement required to be complied with or performed shall have been complied with or performed.

ARTICLE IX

CLOSING DOCUMENTS

On the each Closing Date, the Seller and Servicer shall deliver to the Purchaser in escrow fully executed originals of the following documents for the Mortgage Loans to be purchased on each Closing Date:

(a)  this Agreement (to be executed and delivered only for the initial Closing Date);

(b)  with respect to the initial Closing Date, the Custodial Agreement, dated as of the initial Cut-off Date;

(c)  the related Mortgage Loan Schedule, segregated by Mortgage Loan Package, one copy to be attached hereto, one copy to be attached to the Custodian’s counterpart of the Custodial Agreement, and one copy to be attached to the related Assignment and Conveyance Agreement as the Mortgage Loan Schedule thereto;

(d)  a Custody Receipt, as required under the Custodial Agreement;

(e)  with respect to the initial Closing Date, an Officer’s Certificate, in the form of Exhibit 9 hereto, including all attachments; with respect to subsequent Closing Dates, an Officer’s Certificate upon request of the Purchaser;

(f)  a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable;

(g)  the then current Underwriting Guidelines to be attached to the related Assignment and Conveyance Agreement as Exhibit C;

(h)  the Assignment and Conveyance Agreement in the form of Exhibit 13 hereto; and

(i)  Exhibit B to the related Assignment and Conveyance Agreement.

ARTICLE X

COSTS

The Seller and the Servicer shall pay any commissions due their salesmen and the legal fees and expenses of their attorneys. The Seller shall pay the cost of delivering the Mortgage Files to the Purchaser or its designee. All other costs and expenses incurred in connection with the sale of the Mortgage Loans by the Seller to the Purchaser, including without limitation the Purchaser’s attorneys’ fees, the cost of recording the Assignments of Mortgage and any custodial fees incurred in connection with the Mortgage Loan Documents following the related Closing Date, shall be paid by the Purchaser.

ARTICLE XI

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 11.01.  Servicer to Act as Servicer; Subservicing.

The Servicer, as an independent contractor, shall service and administer the Mortgage Loans in accordance with this Agreement and Customary Servicing Procedures and the terms of the Mortgage Notes and Mortgages, and shall have full power and authority, acting alone or through subservicers or agents, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer shall service the Mortgage Loans in accordance with the guidelines of the applicable governing agency, including, with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, and shall comply with all of the rules and regulations as set forth by each applicable agency. The Servicer may perform its servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder. Notwithstanding anything to the contrary, the Servicer may delegate any of its duties under this Agreement to one or more of its affiliates without regard to any of the requirements of this section; provided, however, that the Servicer shall not be released from any of its responsibilities hereunder by virtue of such delegation. The Mortgage Loans may be subserviced by one or more unaffiliated subservicers on behalf of the Servicer provided (i) with respect to the Conventional Mortgage Loans, each subservicer is a Fannie Mae approved seller/servicer or a Freddie Mac approved seller/servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, that would make it unable to comply with the eligibility for seller/servicers imposed by Fannie Mae or Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac and (ii) with respect to the Non-Conventional Mortgage Loans, each subservicer is an eligible FHA and VA servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, that would make it unable to comply with the eligibility imposed by FHA or VA, or which would require notification to FHA or VA. The Servicer shall notify the Purchaser if the Servicer retains an unaffiliated servicer. The Servicer shall pay all fees and expenses of the subservicer from its own funds (provided that any such expenditures that would constitute Servicing Advances if made by the Servicer hereunder shall be reimbursable to the Servicer as Servicing Advances), and the subservicer’s fee shall not exceed the Servicing Fee.

At the cost and expense of the Servicer, without any right of reimbursement from the Custodial Account, the Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer’s option, from electing to service the related Mortgage Loans itself. If the Servicer’s responsibilities and duties under this Agreement are terminated and if requested to do so by the Purchaser, the Servicer shall at its own cost and expense terminate the rights and responsibilities of the subservicer as soon as is reasonably possible. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the subservicer from the Servicer’s own funds without reimbursement from the Purchaser.

The Servicer shall be entitled to enter into an agreement with the subservicer for indemnification of the Servicer by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving the subservicer shall be deemed to be between the subservicer and Servicer alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the subservicer including no obligation, duty or liability of the Purchaser to pay the subservicer’s fees and expenses. For purposes of distributions and advances by the Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when the subservicer has received such payment.

Consistent with the terms of this Agreement, and subject to the REMIC Provisions if the Mortgage Loans have been transferred to a REMIC, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor; provided, however, that (unless the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent, and the Servicer has the consent of the Purchaser) the Servicer shall not enter into any payment plan or agreement to modify payments with a Mortgagor resulting in the impairment of coverage under the MIC or LCG, as applicable, lasting more than six (6) months or permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, the Lifetime Rate Cap (if applicable), the Initial Rate Cap (if applicable), the Periodic Rate Cap (if applicable) or the Gross Margin (if applicable), defer or forgive the payment of any principal or interest, change the outstanding principal amount (except for actual payments of principal), make any future advances or extend the final maturity date, as the case may be, with respect to such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 11.17, the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 11.17. Without limiting the generality of the foregoing, the Servicer in its own name or acting through subservicers or agents is hereby authorized and empowered by the Purchaser when the Servicer believes it appropriate and reasonable in its best judgment, to execute and deliver, on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Purchaser pursuant to the provisions of Section 11.13.

The Servicer shall notify the Purchaser of its intention to institute any foreclosure proceeding no fewer than ten (10) days prior to initiating such proceeding. The Servicer shall notify the Purchaser of its intention to accept a deed-in-lieu of foreclosure or a partial release of any of the Mortgaged Property subject to the lien of the Mortgage no fewer than ten (10) days prior to accepting such deed-in-lieu or partial release and shall only accept such deed-in-lieu or grant such partial release if the Purchaser has not objected before the end of the tenth day after delivery of such notice. In connection with any foreclosure sale, the Servicer shall consult with the Purchaser with regard to a bid price for the related Mortgaged Property and shall set such bid price in accordance with the Purchaser’s instructions. The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with all applicable laws, rules and regulations and shall provide to the Mortgagors any reports required to be provided to them thereby. The Purchaser shall furnish to the Servicer any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, if the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector at the Purchaser’s expense. Upon completion of the inspection, the Servicer shall promptly provide the Purchaser with a written report of the environmental inspection. After reviewing the inspection, the Purchaser shall determine how the Servicer shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Servicer to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 11.05 hereof. In the event the Purchaser directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 11.05 hereof.

Section 11.02.  Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Purchaser and consistent with Customary Servicing Procedures. In the event that any payment due under any Mortgage Loan remains delinquent for a period of ninety (90) days or more, the Servicer shall commence foreclosure proceedings in accordance with Customary Servicing Procedures and the guidelines set forth by Fannie Mae or Freddie Mac and FHA or VA, as applicable. In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances. If the portion of any Liquidation Proceeds allocable as a recovery of interest on any Mortgage Loan is less than the full amount of accrued and unpaid interest on such Mortgage Loan as of the date such proceeds are received, then the applicable Servicing Fees with respect to such Mortgage Loan shall be paid first and any amounts remaining thereafter shall be distributed to the Purchaser.

Section 11.03.  Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans when the same shall become due and payable. Further, the Servicer will in accordance with Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, premiums for Primary Mortgage Insurance Policies, and all other charges that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 11.04.  Establishment of Custodial Account; Deposits in Custodial Account.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts (collectively, the “Custodial Account”), titled “Bank of America, National Association, in trust for the Purchaser of Residential Mortgage Loans serviced under a Flow Mortgage Loan Sale and Servicing Agreement, dated as of December 1, 2004, and various Mortgagors.” Such Custodial Account shall be established with a Qualified Depository. The Custodial Account shall initially be established and maintained at Bank of America, National Association, or any successor thereto, and shall not be transferred to any other depository institution without the Purchaser’s approval, which shall not unreasonably be withheld. In any case, the Custodial Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by the Servicer.

The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received or made by it on or after the related Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the related Cut-off Date):

(a)  all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(b)  all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(c)  all Liquidation Proceeds;

(d)  all proceeds received by the Servicer under any title insurance policy, hazard insurance policy, Primary Mortgage Insurance Policy or other insurance policy other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Customary Servicing Procedures;

(e)  all awards or settlements in respect of condemnation proceedings or eminent domain affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Customary Servicing Procedures;

(f)  any amount required to be deposited in the Custodial Account pursuant to Sections 11.15, 11.17 or 11.19;

(g)  any amount required to be deposited by the Servicer in connection with any REO Property pursuant to Section 11.13;

(h)  any amounts payable in connection with a Mortgage Loan repurchase under Section 6.03 or 7.03.;

(i)  with respect to each Principal Prepayment, the related Prepayment Interest Shortfall (to be paid by the Servicer out of its own funds) provided, however, that the Servicer’s aggregate obligations under this paragraph for any month shall be limited to the total amount of Servicing Fees actually received with respect to the Mortgage Loans by the Servicer during such month;

(j)  amounts required to be deposited by the Servicer in connection with the deductible clause of any hazard insurance policy; and

(k)  any BPP Mortgage Loan Payments payable by the Servicer pursuant to Section 11.28.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees, BPP Fees and other ancillary fees need not be deposited by the Servicer in the Custodial Account.

The Servicer may invest the funds in the Custodial Account in Eligible Investments designated in the name of the Servicer for the benefit of the Purchaser, which shall mature not later than the Business Day next preceding the Remittance Date next following the date of such investment (except that (A) any investment in the institution with which the Custodial Account is maintained may mature on such Remittance Date and (B) any other investment may mature on such Remittance Date if the Servicer shall advance funds on such Remittance Date, pending receipt thereof to the extent necessary to make distributions to the Purchaser) and shall not be sold or disposed of prior to maturity. Notwithstanding anything to the contrary herein and above, all income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to withdrawal by the Servicer. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as realized.

Section 11.05.  Withdrawals From the Custodial Account.

The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(a)  to make payments to the Purchaser in the amounts and in the manner provided for in Section 11.15;

(b)  to reimburse itself for P&I Advances, the Servicer’s right to reimburse itself pursuant to this subclause (b) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Purchaser with respect to such Mortgage Loan, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Section 6.03 or 7.03, the Servicer’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Section 6.03 or 7.03, and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(c)  to reimburse itself for any unpaid Servicing Fees and for unreimbursed Servicing Advances, the Servicer’s right to reimburse itself pursuant to this subclause (c) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Purchaser unless the Seller is required to repurchase a Mortgage Loan pursuant to Section 6.03 or 7.03, in which case the Servicer’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Section 6.03 or 7.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(d)  to reimburse itself for unreimbursed Servicing Advances and for unreimbursed P&I Advances, to the extent that such amounts are nonrecoverable (as certified by the Servicer to the Purchaser in an Officer’s Certificate) by the Servicer pursuant to subclause (b) or (c) above, provided that the Mortgage Loan for which such advances were made is not required to be repurchased by a Seller pursuant to Section 7.03;

(e)  to reimburse itself for expenses incurred by and reimbursable to it pursuant to Section 12.01;

(f)  to withdraw amounts to make P&I Advances in accordance with Section 11.17;

(g)  to reimburse the trustee with respect to any Securitization for any unreimbursed P&I Advances or Servicing Advances made by the trustee, as applicable, the right to reimbursement pursuant to this subclause (g) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, proceeds of REO Dispositions, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, such trustee’s right thereto shall be prior to the rights of the Servicer to reimbursement under (b) and (c), and prior to the rights of the Purchaser under (a);

(h)  to pay to itself any interest earned or any investment earnings on funds deposited in the Custodial Account, net of any losses on such investments;

(i)  to withdraw any amounts inadvertently deposited in the Custodial Account; and

(j)  to clear and terminate the Custodial Account upon the termination of this Agreement.

Upon request, the Servicer shall provide the Purchaser with copies of reasonably acceptable invoices or other documentation relating to Servicing Advances that have been reimbursed from the Custodial Account.

Section 11.06.  Establishment of Escrow Account; Deposits in Escrow Account.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, the “Escrow Account”), titled “Bank of America, National Association, in trust for the Purchaser under the Flow Mortgage Loan Sale and Servicing Agreement, dated as of December 1, 2004, and/or subsequent Purchasers of Mortgage Loans and various Mortgagors T&I.” The Escrow Account shall be established with a Qualified Depository. The Escrow Account shall initially be established and maintained at Bank of America, National Association, or any successor thereto, and shall not be transferred to any other depository institution without the Purchaser’s approval, which shall not unreasonably be withheld. In any case, the Escrow Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by the Servicer.

The Servicer shall deposit in the Escrow Account on a daily basis, and retain therein: (a) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, (b) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property and (c) all proceeds from any Primary Mortgage Insurance Policy. The Servicer shall make withdrawals therefrom only in accordance with Section 11.07 hereof. As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law.

Section 11.07.  Withdrawals From Escrow Account.

Withdrawals from the Escrow Account shall be made by the Servicer only (a) to effect timely payments of ground rents, taxes, assessments, premiums for Primary Mortgage Insurance Policies, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage, (b) to reimburse the Servicer for any Servicing Advance made by the Servicer pursuant to Section 11.08 hereof with respect to a related Mortgage Loan, (c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (d) for transfer to the Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law, (e) for application to restore or repair of the Mortgaged Property, (f) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (g) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (h) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (i) to withdraw suspense payments that are deposited into the Escrow Account, (j) to withdraw any amounts inadvertently deposited in the Escrow Account or (k) to clear and terminate the Escrow Account upon the termination of this Agreement.

Section 11.08.  Payment of Taxes, Insurance and Other Charges; Collections Thereunder.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of premiums for Primary Mortgage Insurance Policies and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances to effect such payments, subject to its ability to recover such Servicing Advances pursuant to Sections 11.05(c), 11.05(d) and 11.07(b). No costs incurred by the Servicer or subservicers in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating remittances to the Purchaser, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

Section 11.09.  Transfer of Accounts.

The Servicer may transfer the Custodial Account or the Escrow Account to a different depository institution. Such transfer shall be made only upon obtaining the prior written consent of the Purchaser; such consent shall not be unreasonably withheld.

Section 11.10.  Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located by an insurer acceptable to Fannie Mae or Freddie Mac and FHA or VA, as applicable, in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. In the event a hazard insurance policy shall be terminated, or in the event the insurer shall cease to be acceptable to Fannie Mae or Freddie Mac, the Servicer shall notify the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another insurer acceptable to Fannie Mae or Freddie Mac a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the National Flood Insurance Program, in an amount representing coverage not less than the lesser of (A) the minimum amount required under the terms of the coverage to compensate for any damage or loss to the Mortgaged Property on a replacement-cost basis (or the outstanding principal balance of the Mortgage Loan if replacement-cost basis is not available) or (B) the maximum amount of insurance available under the National Flood Insurance Program. The Servicer shall also maintain on REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the National Flood Insurance Program, flood insurance in an amount required above. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.05. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to Servicer, and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either its insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae or Freddie Mac and FHA or VA, as applicable, and are licensed to do business in the state wherein the property subject to the policy is located.

The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with Fannie Mae or Freddie Mac requirements and FHA or VA requirements, as applicable.

Section 11.11.  Maintenance of Primary Mortgage Insurance Policy; Claims.

With respect to each Mortgage Loan with a LTV in excess of 80% that is subject to a Primary Mortgage Insurance Policy, the Servicer shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect such Primary Mortgage Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformance with Fannie Mae and FHA or VA requirements, as applicable. The Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the LTV of such Mortgage Loan is reduced to 80%. In the event that such Primary Mortgage Insurance Policy shall be terminated other than as required by law, the Servicer shall obtain from another insurer a comparable replacement Primary Mortgage Insurance Policy, with a total coverage equal to the remaining coverage of such terminated Primary Mortgage Insurance Policy. If the insurer shall cease to be a qualified insurer, the Servicer shall obtain from another qualified insurer a replacement Primary Mortgage Insurance Policy. The Servicer shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 11.18, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Mortgage Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

In connection with its activities as servicer, the Servicer agrees to prepare and present or to assist the Purchaser in preparing and presenting, on behalf of itself and the Purchaser, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 11.06, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Escrow Account, subject to withdrawal pursuant to Section 11.07.

Section 11.12.  Fidelity Bond; Errors and Omissions Insurance.

The Servicer shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans. These policies must insure the Servicer against losses resulting from forgery, embezzlement, fraud, theft, errors, omissions, negligence, dishonest or fraudulent acts committed by the Servicer’s personnel, any employees of outside firms that provide data processing services for the Servicer, and temporary contract employees or student interns. The Fidelity Bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 11.12 requiring such Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by FHA or VA, Fannie Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Sellers’ & Servicers’ Guide, as amended or restated from time to time, as applicable, or in an amount as may be permitted to the Servicer by express waiver of FHA or VA and Fannie Mae or Freddie Mac, as applicable. Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such Fidelity Bond or a certificate evidencing the same with a statement that the Servicer shall endeavor to provide written notice to the Purchaser 30 days prior to modification or any material change.

Section 11.13.  Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Servicer, or in the event the Servicer is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, or the perfection of the ownership or security interest of the Purchaser in such REO Property would be adversely effected, the deed or certificate of sale shall be taken in the name of such Person or Persons as permitted by law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

The Servicer shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Purchaser.

The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Servicer determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Servicer shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Servicer and Purchaser shall be entered into with respect to such purchase money mortgage.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 11.17. On the Remittance Date immediately following the calendar month in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

The Servicer shall withdraw the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 11.10 and the fees of any managing agent of the Servicer, or the Servicer itself. The Servicer shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in the Section 11.13 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 11.14.  Servicing Compensation.

As compensation for its services hereunder, the Servicer shall be entitled to retain the Servicing Fee from interest payments actually collected on the Mortgage Loans. Additional servicing compensation in the form of assumption fees, late payment charges, prepayment penalties, BPP Fees and other ancillary income shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein. The Servicing Fee shall not be reduced by the amount of any guaranty fee payable to FHA or VA.

Section 11.15.  Distributions.

On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the account designated in writing by the Purchaser of record on the preceding Record Date (a) all amounts credited to the Custodial Account at the close of business on the related Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 11.05(b) through (i), plus (b) all amounts, if any, which the Servicer is obligated to distribute pursuant to Section 11.17, minus (c) any amounts attributable to Principal Prepayments received after the end of the calendar month preceding the month in which the Remittance Date occurs, minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the related Due Date.

With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by Bank of America, National Association, or its successor, as its prime lending rate, adjusted as of the date of each change, plus two percent (2%), but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day immediately preceding the Business Day on which such payment is made, both inclusive. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

Section 11.16.  Statements to the Purchaser.

Not later than five (5) days prior to each Remittance Advice Date, the Servicer shall forward to the Purchaser in an electronic format a statement, substantially in the form of Exhibit 7 and certified by a Servicing Officer, setting forth on a loan-by-loan basis: (a) the amount of the distribution made on such Remittance Date which is allocable to principal and allocable to interest; (b) the amount of servicing compensation received by the Servicer during the prior calendar month; and (c) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the preceding month. Such statement shall also include information regarding delinquencies on Mortgage Loans, indicating the number and aggregate principal amount of Mortgage Loans which are either one (1), two (2) or three (3) or more months delinquent and the book value of any REO Property. The Servicer shall submit to the Purchaser monthly a liquidation report with respect to each Mortgaged Property sold in a foreclosure sale as of the related Record Date and not previously reported. Such liquidation report shall be incorporated into the remittance report delivered to the Purchaser in the form of Exhibit 7 hereto. The Servicer shall also provide such information as set forth above to the Purchaser in electronic form in the Servicer’s standard format, a copy of which has been provided by the Servicer.

The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority, the Mortgagor or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for such Purchaser to prepare federal income tax returns as the Purchaser may reasonably request from time to time.

Section 11.17.  Advances by the Servicer.

On the Business Day immediately preceding each Remittance Date, the Servicer shall either (a) deposit in the Custodial Account from its own funds an amount equal to the aggregate amount of all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date (each such advance, a “P&I Advance”), (b) cause to be made an appropriate entry in the records of the Custodial Account that amounts held for future distribution have been, as permitted by this Section 11.17, used by the Servicer in discharge of any such P&I Advance or (c) make P&I Advances in the form of any combination of (a) or (b) aggregating the total amount of advances to be made. Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Purchaser required to be made on such Remittance Date. Notwithstanding the foregoing, the Servicer shall not be permitted to make any advances from amounts held for future distribution, and instead shall be required to make all advances from its own funds, unless the Servicer, its parent, or their respective successors hereunder shall have a long-term credit rating of at least “A” by Fitch, Inc., or the equivalent rating of another Rating Agency. The Servicer’s obligation to make P&I Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of a Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all other payments or recoveries (including proceeds under any title, hazard or other insurance policy, or condemnation awards) with respect to a Mortgage Loan; provided, however, that such obligation shall cease if the Servicer, in its good faith judgment, determines that such P&I Advances would not be recoverable pursuant to Section 11.05(d). The determination by the Servicer that a P&I Advance, if made, would be nonrecoverable, shall be evidenced by an Officer’s Certificate of the Servicer, delivered to the Purchaser, which details the reasons for such determination. The Servicer shall not have any obligation to advance amounts in respect of shortfalls relating to the Servicemembers Civil Relief Act and similar state and local laws.

Section 11.18.  Assumption Agreements.

The Servicer will use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note; provided that, subject to the Purchaser’s prior approval, the Servicer shall permit such assumption if so required in accordance with the terms of the Mortgage or the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto; provided, however, the Servicer will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any, or if the exercise of such rights would impair or threaten to impair any recovery under the related MIC or LGC. In connection with any such assumption, the outstanding principal amount, the Monthly Payment, the Mortgage Interest Rate, the Lifetime Rate Cap (if applicable), the Gross Margin (if applicable), the Initial Rate Cap (if applicable) or the Periodic Rate Cap (if applicable) of the related Mortgage Note shall not be changed, and the term of the Mortgage Loan will not be increased or decreased. If an assumption is allowed pursuant to this Section 11.18, the Servicer with the prior consent of the issuer of the Primary Mortgage Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.

Section 11.19.  Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will obtain the portion of the Mortgage File that is in the possession of the Purchaser or its designee, prepare and process any required satisfaction or release of the Mortgage and notify the Purchaser in accordance with the provisions of this Agreement. The Purchaser agrees to deliver to the Servicer (or cause to be delivered to the Servicer) the original Mortgage Note for any Mortgage Loan not later than five (5) Business Days following its receipt of a notice from the Servicer that such a payment in full has been received or that a notification has been received that such a payment in full shall be made. Such Mortgage Note shall be held by the Servicer, in trust, for the purpose of canceling such Mortgage Note and delivering the canceled Mortgage Note to the Mortgagor in a timely manner as and to the extent provided under any applicable federal or state law.

In the event the Servicer grants a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Servicer shall remit to the Purchaser the Stated Principal Balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Fidelity Bond shall insure the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 11.20.  Annual Statement as to Compliance.

(a)  The Servicer shall deliver to the Purchaser, to any master servicer and/or trustee which is master servicing or acting as trustee with respect to any of the Mortgage Loans pursuant to a Securitization or other securitization transaction (each, a “Master Servicer”) and to the Sarbanes Certifying Party not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the related Closing Date occurs) or (b) with respect to any calendar year during which the annual report of the entity which is the depositor (or other party responsible for filing Form 10-K with the Commission (as defined below)) of the Mortgage Loans pursuant to a Securitization or other securitization transaction (the “Depositor”) on Form 10-K is required to be filed in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Securities Exchange Commission (the “Commission”), 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), an Officer’s Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(b)  With respect to any Mortgage Loans that are subject to a Securitization or other securitization transaction and for so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended, is required to be given by the Sarbanes Certifying Party in connection therewith, not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the related Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), an officer of the Servicer shall execute and deliver an Officer’s Certificate in the form attached hereto as Exhibit 12 to the Sarbanes Certifying Party for the benefit of the Sarbanes Certifying Party and its officers, directors and affiliates.

(c)  The Servicer shall indemnify and hold harmless the Master Servicer and the Sarbanes Certifying Party (any such person, an “Indemnified Party”) from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer of its obligations under this Section 11.20 or Section 11.21, or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Servicer agrees that it shall contribute to the amount paid or payable by the Indemnified Party as a result of the losses, claims, damages or liabilities of the Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Servicer in the other in connection with a breach of the Servicer’s obligations under this Section 11.20 or Section 11.21, or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

(d)  It is acknowledged and agreed that each Master Servicer and the Sarbanes Certifying Party shall be an express third party beneficiary of the provisions of this Section 11.20 and shall be entitled independently to enforce the provisions of this Section 11.20 with respect to any obligations owed to such entity as if it were a direct party to this Agreement.

Section 11.21.  Annual Independent Public Accountants’ Servicing Report.

Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the related Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to any Master Servicer and the Sarbanes Certifying Party to the effect that such firm has, with respect to the Servicer’s overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm’s conclusions relating thereto.

Section 11.22.  Servicer Shall Provide Access and Information as Reasonably Required.

The Servicer shall provide to the Purchaser, and for any Purchaser insured by FDIC or NAIC, the supervisory agents and examiners of FDIC and OTS or NAIC, access to any documentation regarding the Mortgage Loans which may be required by applicable regulations. Such access shall be afforded without charge, but only upon reasonable request, during normal business hours and at the offices of the Servicer.

In addition, the Servicer shall furnish upon request by the Purchaser, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable and appropriate with respect to the purposes of this Agreement and applicable regulations. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions the Purchaser may require. The Servicer agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 11.23.  Inspections.

The Servicer shall inspect the Mortgaged Property as often deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than sixty (60) days delinquent, the Servicer immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Customary Servicing Procedures or as may be required by the primary mortgage guaranty insurer. The Servicer shall keep written report of each such inspection and shall provide a copy of such inspection to the Purchaser upon the request of the Purchaser.

Section 11.24.  Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Customary Servicing Procedures. At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(a)  the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(b)  the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(c)  the Servicer shall verify that the Mortgage Loan is not in default; and

(d)  pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Purchaser is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 11.25.  Fair Credit Reporting Act.

The Servicer, in its capacity as servicer for each Mortgage Loan, agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

Section 11.26.  Compliance with Gramm-Leach-Bliley Act of 1999.

With respect to each Mortgage Loan and the related Mortgagor, the Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, and shall provide all notices required thereunder.

Section 11.27.  Optional Clean-up Call.

In connection with any Securitization, in the event a party, designated pursuant to the underlying operative documents for such Securitization (the “Option Holder”), directs the Servicer to purchase all of the Mortgage Loans and REO Properties to effect a termination of the trust, the Servicer shall be required, upon receipt of the purchase price therefor from the Option Holder (the “Clean-up Call Funds”), to promptly deposit the Clean-up Call Funds into the Custodial Account. In no event shall the Servicer be obligated to deposit any amounts into the Custodial Account to effect the purchase of such Mortgage Loans and REO Properties from its own funds. During the time the Clean-up Call Funds are held in the Custodial Account, such funds shall remain uninvested. In connection with any such termination of the trust, the Servicer shall cause the Clean-up Call Funds to be remitted to the trustee or paying agent, as applicable, at least one business day (or such earlier date as may be required under the operative documents for such Securitization) prior to the applicable distribution date on which such funds are to be distributed to investors.

The Option Holder shall be obligated under the operative documents for such Securitization to reimburse the Servicer for its reasonable out-of-pocket expenses incurred in connection with the termination of the trust at the direction of the Option Holder and shall be obligated thereunder to indemnify and hold harmless the Servicer for any losses, liabilities or expenses resulting from any claims directly resulting from or relating to the Servicer’s termination of the trust at the direction of the Option Holder, except to the extent such losses, liabilities or expenses arise out of or result from the Servicer’s negligence, bad faith or willful misconduct.

Section 11.28.  BPP Mortgage Loans.

With respect to any BPP Mortgage Loan, the Servicer hereby agrees to deposit in the Custodial Account and remit to the Purchaser any BPP Mortgage Loan Payment due pursuant to a BPP Addendum. Any Monthly Covered Amount payable by the Servicer pursuant to this Section 11.28 shall be remitted to the Purchaser on or prior to the Remittance Date relating to the Determination Date immediately following the Due Date as to which such Monthly Covered Amount relates. Any Total Covered Amount payable by the Servicer pursuant to this Section 11.28 shall be remitted to the Purchaser on or prior to the Remittance Date relating to the Determination Date in the month following the month in which the cancellation to which such Total Covered Amount relates occurs. For the avoidance of any doubt, no duty of the Servicer to remit or advance funds hereunder (including, without limitation, Servicing Advances) shall include remittances or advances of or with respect to BPP Fees. Notwithstanding any provision in this Agreement to the contrary, in the event servicing is transferred from the Servicer, the BPP Addendum shall be of no further force and effect and the Servicer shall not have obligations to make BPP Mortgage Loan Payments or otherwise with respect to the BPP Addendum; provided however, that the Servicer would be required to make any payments required under the BPP Addendum with respect to protected events that occur on or prior to the effective date of termination as set forth in the BPP Addendum.

ARTICLE XII

THE SERVICER

Section 12.01.  Indemnification; Third Party Claims.

(a)  The Servicer agrees to indemnify and hold harmless the Purchaser against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement.

(b)  The Servicer shall immediately notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, and the Servicer shall assume (with the written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. If the Servicer has assumed the defense of the Purchaser, the Servicer shall provide the Purchaser with a written report of all expenses and advances incurred by the Servicer pursuant to this Section 12.01 and the Purchaser shall promptly reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the failure of the Servicer to service the Mortgage Loans in accordance with the terms of this Agreement.

Section 12.02.  Merger or Consolidation of the Servicer.

The Servicer will keep in full effect its existence, rights and franchises as a national banking association, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to substantially all of the business of the Servicer (whether or not related to loan servicing), shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution which is a Fannie Mae/Freddie Mac approved company in good standing.

Section 12.03.  Limitation on Liability of the Servicer and Others.

The duties and obligations of the Servicer shall be determined solely by the express provisions of this Agreement, the Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Servicer. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in accordance with Customary Servicing Procedures and otherwise in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability resulting from any breach of any representation or warranty made herein, or from any liability specifically imposed on the Servicer herein; and, provided further, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of the willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of the obligations or duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Section 12.01, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer’s duty to service the Mortgage Loans in accordance with this Agreement.

Section 12.04.  Seller and Servicer Not to Resign.

Neither the Seller nor the Servicer shall assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer or the Seller, as the case may be, and the Purchaser or upon the determination that the Servicer’s duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the unilateral resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser, which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation or assignment shall become effective until a successor has assumed the Servicer’s responsibilities and obligations hereunder in accordance with Section 14.02.

Without in any way limiting the generality of this Section 12.04, in the event that the Seller or the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 14.01, without any payment of any penalty or damages and without any liability whatsoever to the Seller, the Servicer or any third party.

ARTICLE XIII

DEFAULT

Section 13.01.  Events of Default.

In case one or more of the following Events of Default by the Servicer shall occur and be continuing:

(a)  any failure by the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser;

(b)  failure by the Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser;

(c)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

(d)  the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or relating to all or substantially all of the Servicer’s property;

(e)  the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(f)  the Servicer shall cease to be qualified to do business under the laws of any state in which a Mortgaged Property is located, but only to the extent such qualification is necessary to ensure the enforceability of each Mortgage Loan and to perform the Servicer’s obligations under this Agreement; or

(g)  the Servicer shall fail to meet the servicer eligibility qualifications of Fannie Mae or the Servicer shall fail to meet the servicer eligibility qualifications of Freddie Mac;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Servicer, may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, commence termination of all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. Upon receipt by the Servicer of such written notice from the Purchaser stating that they intend to terminate the Servicer as a result of such Event of Default, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 14.02. Upon written request from the Purchaser, the Servicer shall prepare, execute and deliver to a successor any and all documents and other instruments, place in such successor’s possession all Mortgage Files and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents to the successor at the Servicer’s sole expense. The Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 13.02.  Waiver of Default.

The Purchaser may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

ARTICLE XIV

TERMINATION

Section 14.01.  Termination.

The respective obligations and responsibilities of the Servicer, as servicer, shall terminate upon (a) the distribution to the Purchaser of the final payment or liquidation with respect to the last Mortgage Loan (or advances of same by the Servicer) or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder. Upon written request from the Purchaser in connection with any such termination, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser’s possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Purchaser’s sole expense. The Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 14.02.  Successors to the Servicer.

Prior to the termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Sections 12.04, 13.01 or 14.01, the Purchaser shall, (a) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement or (b) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement upon such termination. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement shall be terminated pursuant to the aforementioned Sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Seller of the representations and warranties made pursuant to Sections 7.01 and 7.02 and the remedies available to the Purchaser under Section 6.03 or 7.03, it being understood and agreed that the provisions of such Sections 6.03, 7.01 and 7.02 shall be applicable to the Seller notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or this Agreement pursuant to Sections 12.04, 13.01 or 14.01 shall not affect any claims that the Purchaser may have against the Servicer arising prior to any such termination or resignation.

The Servicer shall promptly deliver to the successor the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor’s acceptance of appointment as such, the Servicer shall notify by mail the Purchaser of such appointment.

ARTICLE XV

NOTICES

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(a)	if to the Purchaser:
Goldman Sachs Mortgage Company 85 Broad Street, 27th Floor New York, New York 10004 Attention: Howard Altarescu Telephone: (212) 357-6641 Telecopy: (212) 346-3568

(b)	if to the Seller:
Bank of America, National Association IJL Building - 5th Floor NC1-002-05-10 201 North Tryon Street Charlotte, North Carolina 28255 Attention: Christina Schmitt

(c)	if to the Servicer:
Bank of America, National Association 475 Crosspoint Parkway Getzville, New York 14068-9000 Attention: Donna Dzimian - Compliance Department
or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

ARTICLE XVI

SEVERABILITY CLAUSE

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

ARTICLE XVII

NO PARTNERSHIP

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Purchaser.

ARTICLE XVIII

COUNTERPARTS

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

ARTICLE XIX

GOVERNING LAW

EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW, THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS OF NEW YORK OR ANY OTHER JURISDICTION.

ARTICLE XX

INTENTION OF THE PARTIES

It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

It is not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (a) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (b) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Seller to the Purchaser of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

The Seller and the Purchaser each acknowledge that the transaction contemplated by this Agreement does not involve, nor is it intended in any way to constitute, the sale of a “security” or “securities” within the meaning of any applicable securities laws, and none of the representations, warranties, or agreements of the Seller or the Purchaser shall create any inference that the transactions involve any “security” or “securities.”

ARTICLE XXI

WAIVERS

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

ARTICLE XXII

EXHIBITS

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

ARTICLE XXIII

GENERAL INTERPRETIVE PRINCIPLES

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)  references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)  reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)  the term “include” or “including” shall mean without limitation by reason of enumeration.

ARTICLE XXIV

REPRODUCTION OF DOCUMENTS

This Agreement and all documents relating thereto, including, without limitation (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party hereto in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

ARTICLE XXV

AMENDMENT

This Agreement may be amended from time to time by the Purchaser, the Seller and the Servicer by written agreement signed by the parties hereto.

ARTICLE XXVI

CONFIDENTIALITY

Each of the Purchaser, the Seller and the Servicer shall employ proper procedures and standards designed to maintain the confidential nature of the terms of this Agreement, except to the extent (a) the disclosure of such terms is reasonably believed by such party to be required in connection with regulatory requirements or other legal requirements relating to its affairs; (b) such terms are disclosed to any one or more of such party’s employees, officers, directors, agents, attorneys or accountants who would have access to the contents of this Agreement and such data and information in the normal course of the performance of such person’s duties for such party, to the extent such party has procedures in effect to inform such person of the confidential nature thereof; (c) such terms are disclosed in a prospectus, prospectus supplement or private placement memorandum relating to a Securitization of the Mortgage Loans by the Purchaser (or an affiliate assignee thereof) or to any person in connection with the resale or proposed resale of all or a portion of the Mortgage Loans by such party in accordance with the terms of this Agreement; and (d) that is reasonably believed by such party to be necessary for the enforcement of such party’s rights under this Agreement.

ARTICLE XXVII

ENTIRE AGREEMENT

This Agreement together with each Assignment and Conveyance Agreement and each Commitment Letter constitutes the entire agreement and understanding relating to the subject matter hereof between the parties hereto and any prior oral or written agreements between them shall be deemed to have merged herewith.

ARTICLE XXVIII

FURTHER AGREEMENTS; SECURITIZATION

The Seller, the Servicer and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

The Seller and the Servicer each agree to enter into additional documents, instruments or agreements as may be necessary to effect one or more Whole Loan Transfers, Agency Transfers or Securitizations of the Mortgage Loans, including without limitation documents which contain representations to the Purchaser and the applicable depositor, trustee and initial purchaser of the Securities in the Securitization (1) that the Seller has serviced the Mortgage Loans in accordance with the terms of the Agreement, and otherwise complied with all covenants and obligations thereunder, and (2) that the Seller has taken no action nor omitted to take any required action the omission of which would have the effect of impairing any mortgage insurance or guarantee on the Mortgage Loans. The parties also agree that the provisions of this Agreement may be altered in a manner reasonably acceptable to the Servicer if necessary to effect a Securitization (including, but not limited to, any changes required (i) to satisfy Rating Agency, Fannie Mae or Freddie Mac requirements or (ii) to qualify for treatment as one or more real estate mortgage investment conduits) or an Agency Transfer; provided; however, that no such alteration shall create a materially greater obligation or a greater cost on the part of the Servicer than otherwise set forth in this Agreement or materially and adversely affect the Servicer’s rights under this Agreement. The Seller agrees to restate to the Purchaser, the Depositor and the Master Servicer the representations and warranties contained in Section 7.01 of this Agreement as of the related Closing Date and in Section 7.02 of this Agreement as of the closing date of the applicable Securitization if required by the Purchaser. In addition, the Seller shall indemnify the Purchaser, the Depositor, their affiliates and their respective officers, directors or employees, as applicable, and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from any material misstatements or omissions contained in any information provided to the Purchaser or the Depositor by the Seller and included in any disclosure statements distributed by the Purchaser or the Depositor; provided, however, that the Purchaser shall indemnify the Seller, its affiliates and their respective officers, directors or employees, as applicable, and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense, or assertion based on or grounded upon or resulting from any material misstatements or omissions included in any disclosure statements distributed by the Purchaser or the Depositor to the extent such information was not provided by the Seller. All out-of-pocket costs incurred by the Seller and the Servicer, including reasonable attorney’s fees, in connection with performing its obligations under this Article XXVIII with respect to a Securitization shall be paid or reimbursed by the Purchaser. With respect to each Agency Transfer or Securitization involving a Fannie Mae or Freddie Mac wrap by the Purchaser, the Seller and the Servicer agree to cooperate with the Purchaser as may be necessary to effect such Agency Transfer, including, without limitation, entering into additional agreements whereby the Servicer shall service the Mortgage Loans in accordance with either the Fannie Mae Guides or the Freddie Mac Guide, as applicable; provided, however, that no such agreement shall create a materially greater obligation or a greater cost on the part of the Servicer than otherwise set forth in this Agreement or materially and adversely affect the Servicer’s rights under this Agreement.

ARTICLE XXIX

COMPLIANCE WITH REMIC PROVISIONS

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held or transferred, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

ARTICLE XXX

SUCCESSORS AND ASSIGNS

This Agreement shall bind and inure to the benefit of and be enforceable by the initial Purchaser, the Seller and the Servicer, and the respective successors and assigns of the initial Purchaser, the Seller and the Servicer. The initial Purchaser and any subsequent Purchasers may assign this Agreement to any Person to whom any Mortgage Loan is transferred pursuant to a sale or financing upon prior written notice to the Servicer in accordance with the following paragraph; provided, however, that the Servicer shall not be required to service any Mortgage Loan Package purchased pursuant to one Commitment Letter for more than four (4) Persons for assignees of Goldman Sachs Mortgage Company or its respective affiliates at any time in the aggregate hereunder, and shall not recognize any assignment of this Agreement to the extent that following such assignment more than such number of Persons would be Purchasers hereunder. As used herein, the trust formed in connection with a Securitization shall be deemed to constitute a single “Person.” Upon any such assignment and written notice thereof to the Servicer, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Loans, shall be deemed to be a separate and distinct Agreement between the Servicer and such Purchaser, and a separate and distinct Agreement between the Servicer and each other Purchaser to the extent of the other related Mortgage Loan or Loans.

At least five (5) Business Days prior to the end of the month preceding the date upon which the first remittance is to be made to an assignee of the Purchaser, the Purchaser shall provide to the Servicer written notice of any assignment setting forth: (a) the Servicer’s applicable Mortgage Loan identifying number for each of the Mortgage Loans affected by such assignment; (b) the aggregate scheduled transfer balance of such Mortgage Loans; and (c) the full name, address and wiring instructions of the assignee and the name and telephone number of an individual representative for such assignee, to whom the Servicer should: (i) send remittances; (ii) send any notices required by or provided for in this Agreement; and (iii) deliver any legal documents relating to the Mortgage Loans (including, but not limited to, contents of any Mortgage File obtained after the effective date of any assignment).

If the Purchaser has not provided the notice of assignment required by this Article XXX, the Servicer shall not be required to treat any other Person as a “Purchaser” hereunder and may continue to treat the Purchaser which purports to assign the Agreement as the “Purchaser” for all purposes of this Agreement.

ARTICLE XXXI

NON-SOLICITATION

From and after the related Closing Date, the Seller, the Servicer and any of their respective affiliates hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on its behalf, to personally, by telephone or mail, solicit a Mortgagor under any Mortgage Loan for the purpose of refinancing a Mortgage Loan, in whole or in part, without the prior written consent of Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to Purchaser pursuant hereto on the Closing Date and none of the Seller, the Servicer or any of their respective affiliates shall take any action to undermine these rights and benefits.

Notwithstanding the foregoing, it is understood and agreed that the Seller, the Servicer or any of their respective affiliates:

(a)  may advertise its availability for handling refinancings of mortgages in its portfolio, including the promotion of terms it has available for such refinancings, through the sending of letters or promotional material, so long as it does not specifically target Mortgagors and so long as such promotional material either is sent to the mortgagors for all of the mortgages in the A-quality servicing portfolio of the Seller, the Servicer and any of their affiliates (those it owns as well as those serviced for others) or sent to all of the mortgagors who have specific types of mortgages (such as FHA, VA, conventional fixed-rate or conventional adjustable-rate (including adjustable-rate mortgages)) or sent to those mortgagors whose mortgages fall within specific interest rate ranges;

(b)  may provide pay-off information and otherwise cooperate with individual mortgagors who contact it about prepaying their mortgages by advising them of refinancing terms and streamlined origination arrangements that are available; and

(c)  may offer to refinance a Mortgage Loan made within thirty (30) days following receipt by it of a pay-off request from the related Mortgagor.

Promotions undertaken by the Seller or the Servicer or by any affiliate of the Seller or the Servicer which are directed to the general public at large (including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements), shall not constitute solicitation under this Article XXXI.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Purchaser, the Seller and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized on the date first above written.

GOLDMAN SACHS MORTGAGE COMPANY,
as Purchaser

By: ___________________________________

Name: _________________________________

Title: __________________________________

BANK OF AMERICA, NATIONAL ASSOCIATION, as Seller and as Servicer

By: ___________________________________

Name: _________________________________

Title: __________________________________

[Signature page to Amended and Restated Flow MLSSA between Bank of America, National Association and Goldman Sachs Mortgage Company - July 1, 2005]

EXHIBIT 1

MORTGAGE LOAN DOCUMENTS

With respect to each Mortgage Loan, the Mortgage Loan Documents shall consist of the following:

(a)
the original Mortgage Note bearing all intervening endorsements, endorsed in blank and signed in the name of the Seller by an officer thereof, together with any applicable original BPP Addendum, or, if the original Mortgage Note has been lost or destroyed, a lost note affidavit substantially in the form of Exhibit 5 hereto;

(b)	the original Assignment of Mortgage with assignee’s name left blank;

(c)	the original of any guarantee executed in connection with the Mortgage Note;

(d)
the original Mortgage with evidence of recording thereon, or if any such mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded mortgage, a photocopy of such mortgage certified by the Seller to be a true and complete copy of the original recorded mortgage;

(e)	the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

(f)
the originals of all intervening assignments of mortgage with evidence of recording thereon, or if any such intervening assignment of mortgage has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, a photocopy of such intervening assignment of mortgage, certified by the Seller to be a true and complete copy of the original recorded intervening assignment of mortgage;

(g)
the original mortgagee title insurance policy including an Environmental Protection Agency Endorsement and, with respect to any Adjustable Rate Mortgage Loan, an adjustable-rate endorsement, (ii) with respect to certain Refinanced Mortgage Loans, a title search report or other evidence of title or (iii) in the case of any jurisdiction where title insurance policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance;

(h)	the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

(i)	a copy of any applicable power of attorney;

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(j)	with respect to any Cooperative Loan, the applicable Cooperative Loan Documents; and

(k)	with respect to the Non-Conventional Mortgage Loans, the MIC or LGC, as applicable, or any other evidence of FHA insurance coverage or VA guaranty, as the case may be.

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EXHIBIT 2

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items in physical or imaged form, unless otherwise disclosed to the Purchaser on the data tape, which shall be available for inspection by the Purchaser and which shall be retained by the Servicer or delivered to the Purchaser:

(a)	Copies of the Mortgage Loan Documents.

(l)	Residential loan application.

(m)	Mortgage Loan closing statement.

(n)	Verification of employment and income, if required.

(o)	Verification of acceptable evidence of source and amount of down payment.

(p)	Credit report on Mortgagor, in a form acceptable to either Fannie Mae or Freddie Mac.

(q)	Residential appraisal report.

(r)	Photograph of the Mortgaged Property.

(s)	Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

(t)
Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

(u)	Copies of all required disclosure statements.

(v)	If applicable, termite report, structural engineer’s report, water potability and septic certification.

(w)	Sales Contract, if applicable.

(x)	The Primary Mortgage Insurance Policy or certificate of insurance or electronic notation of the existence of such policy, where required pursuant to the Agreement.

(y)	Evidence of electronic notation of the hazard insurance policy, and, if required by law, evidence of the flood insurance policy.

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(z)
Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

(aa)	Amortization schedule, if available.

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EXHIBIT 3

MORTGAGE LOAN SCHEDULE

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EXHIBIT 4

UNDERWRITING GUIDELINES

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EXHIBIT 5

FORM OF LOST NOTE AFFIDAVIT

__________________________, being first duly sworn upon oath deposes and states:

That he/she is authorized by Bank of America, National Association (“B of A”) to execute this Lost Note Affidavit on behalf of B of A. Notwithstanding anything contained herein, he/she shall have no personal liability pursuant to this Lost Note Affidavit.

That the note dated ______________, executed by _______________ in the original principal sum of $____________, payable to the order of __________________ and secured by a mortgage (or deed of trust or other instrument creating a lien securing the Note (as defined below)) of even date on premises commonly known as_______________________________, a copy of which is attached hereto as Exhibit A (the “Note”) was lost and /or destroyed and the affiant herein has no knowledge of the location or whereabouts of said Note and said Note has not been paid, satisfied, transferred, assigned, pledged, or hypothecated in any way.

NOW THEREFORE, for and in consideration of _______________and its successors and/or assigns, accepting a certified copy of the Note identified on Exhibit ”A” in lieu of the original Note, B of A does hereby agree to defend, indemnify and hold harmless _______________ its respective transferees, and their respective assigns (the “Indemnified”) from and against any and all loss or damage, together with all reasonable costs, charges and expenses (whether or not a lawsuit is filed) (collectively, the “Loss”) incurred as a result of the inability to enforce the Note in accordance with its terms due to the lack of an original Note or incurred by reason of any claim, demand, suit, cause of action or proceeding by a third party arising out of the Indemnified’s inability to enforce the Note according to its terms or the inability to receive any related insurance proceeds due to the lack of an original Note by a third party. B of A shall pay any such Loss upon demand provided that B of A is notified of any such Loss in writing, after __________ or transferee becomes aware of same, at the following address: Bank of America, 201 North Tryon Street, 5th Floor, Charlotte, North Carolina 28255; Attention: Secondary Marketing Manager; with copy to _______________________; Attention: ________________. B of A does hereby further agree that should the original Note ever be found by it, it will promptly notify _________________ or its respective transferees, or their respective assigns, as applicable, and upon receipt by B of A of the original Note, will endorse to _______________ or its designee or transferee, as applicable, without recourse, such original Note and promptly forward said Note to_______________ or its designee or transferee, as applicable. Upon receipt to the original Note by __________________ this indemnification agreement shall become null and void as to any loss accruing subsequent to ___________________’s receipt of such original Note, however, B of A shall remain liable as to any loss accruing on or prior to __________________’s receipt of such original Note.

Executed this _______day of ____________, 200__.

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BANK OF AMERICA, NATIONAL ASSOCIATION

By:
Witness:

Subscribed and sworn to before me this _____ day of_________________, 200__.

___________________________________
Notary Public

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EXHIBIT 6

[RESERVED]

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EXHIBIT 7

FORM OF MONTHLY REMITTANCE REPORT

[Attached hereto]

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EXHIBIT 8

FORM OF CUSTODIAL AGREEMENT

THIS AGREEMENT, dated as of December 1, 2004, by and among Goldman Sachs Mortgage Company, a New York limited partnership having an address at 85 Broad Street, New York, New York 10004 (the “Purchaser”), Bank of America, National Association having an address at 201 North Tryon Street, Charlotte, North Carolina 28255 (in such capacity the “Seller”) and Deutsche Bank National Trust Company, a national banking association having an address at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Mortgage Custody, [_______] (the “Custodian”).

W I T N E S S E T H:

WHEREAS, the Purchaser has agreed to purchase, from time to time, from the Seller certain residential mortgage loans (each, a “Mortgage Loan”) pursuant to the terms and conditions of the Flow Mortgage Loan Sale and Servicing Agreement, dated as of December 1, 2004 (the “Sale and Servicing Agreement”), between the Seller and the Purchaser;

WHEREAS, the Seller has agreed to sell, from time to time, to the Purchaser the Mortgage Loans pursuant to the terms and conditions of the Sale and Servicing Agreement;

WHEREAS, the Mortgage Loans purchased pursuant to the Sale and Servicing Agreement will be serviced by the Seller, in its capacity as servicer (the “Servicer”), pursuant to the terms of the Sale and Servicing Agreement; and

WHEREAS, the Purchaser desires to have the Custodian take possession of the mortgage notes for the Mortgage Loans, along with certain other documents specified herein, as the Custodian of the Purchaser or subsequent purchasers of the Mortgage Loans, in accordance with the terms and conditions hereof.

NOW THEREFORE, in consideration of the mutual undertaking herein expressed, the parties hereto hereby agree as follows:

SECTION 1.  Definitions.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement.

Adjustable Rate Mortgage Loan: Any Mortgage Loan in which the related Mortgage Note contains a provision whereby the Mortgage Interest Rate is adjusted from time to time in accordance with the terms of such Mortgage Note.

Agreement: This Custodial Agreement and all amendments hereof and attachments and supplements hereto.

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Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day on which banking and savings and loan institutions in the State of New York or executive order to be closed, or (iii) the State in which the Custodian’s operations are located, are authorized or obligated by law to be closed.

Certification: A certification as to each Mortgage Loan, which certification is delivered to the Purchaser by the Custodian in accordance with Section 3 and in the form annexed hereto as Exhibit 1A or Exhibit 1B, as applicable.

Closing Date: Any Mortgage Loan that requires only payments of interest until the stated maturity date of the Mortgage Loan or Monthly Payments of principal which (not including the payment due on its stated maturity date) are based on an amortization schedule that would be insufficient to fully amortize the principal thereof by stated maturity date of the Mortgage Loan.

Custodian: Deutsche Bank National Trust Company or any successor in interest or assigns, or any successor to the Custodian under this Agreement as herein provided.

Custodial File: As to each Mortgage Loan, any Mortgage Loan Documents which are delivered to the Custodian or which at any time come into the possession of the Custodian.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Exception: With respect to any Mortgage Loan, any variances from the delivery requirements of Section 2 hereof with respect to the Custodial Files (giving effect to the Seller’s right to deliver certified copies in lieu of original documents in certain circumstances).

Fannie Mae: Fannie Mae, f/k/a the Federal National Mortgage Association, or any successor thereto.

FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

FHA Mortgage Loan: A Mortgage Loan that has a MIC issued by HUD/FHA.

Freddie Mac: Freddie Mac, f/k/a the Federal Home Loan Mortgage Corporation, or any successor thereto.

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Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the index in accordance with the terms of the related Mortgage Note to determine on each Interest Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

Index: With respect to any Adjustable Rate Mortgage Loan on each Interest Adjustment Date the applicable index as set forth in the related Mortgage Note.

Interest Adjustment Date: With respect to an Adjustable Rate Mortgage Loan, the date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

Lifetime Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate shall not be adjusted, as set forth in the related Mortgage Note and Mortgage Loan Schedule.

MIC: Mortgage Insurance Certificate issued by HUD/FHA as evidence that a mortgage has been insured and that a contract of mortgage insurance exists between HUD/FHA and the lender.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on a first priority ownership interest in an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

Mortgage Loan: Each mortgage loan sold, assigned and transferred pursuant to the Sale and Servicing Agreement and identified on the applicable Mortgage Loan Schedule.

Mortgage Loan Documents: The documents set forth in Section 2 hereof.

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Mortgage Loan Schedule: The schedule of Mortgage Loans attached to the related Assignment and Conveyance Agreement, setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package: (1) the Servicer’s Mortgage Loan identifying number; (2) a code indicating whether the Mortgaged Property is owner-occupied; (3) the property type for each Mortgaged Property (e.g., single family residence, a two- to four-family dwelling, condominium, planned unit development or Cooperative Property); (4) the original months to maturity and the remaining months to maturity from the Cut-off Date; (5) the Loan-to-Value Ratio at origination; (6) the Mortgage Interest Rate as of the Cut-off Date; (7) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (8) the stated maturity date; (9) the amount of the Monthly Payment as of the related Cut-off Date; (10) the paid-through date; (11) the original principal amount of the Mortgage Loan; (12) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date; (13) the Mortgage Loan Remittance Rate as of the related Cut-off Date; (14) a code indicating the purpose of the Mortgage Loan; (15) a code indicating the documentation style; (16) the Appraised Value; (17) a code indicating the type of appraisal used for the Appraised Value; (18) the identity of the Mortgagor; (19) the street address of the Mortgaged Property, including the city, state and zip code; (20) the number of times during the twelve (12) month period preceding the related Closing Date that any Monthly Payment has been received more than thirty (30) days after its Due Date; (21) a code indicating whether or not the Mortgage Loan is subject to a Primary Mortgage Insurance Policy; (22) the date on which the Mortgage Loan was originated; (23) a code indicating whether the Mortgage contains a prepayment penalty provision together with the type and term of such penalty; (24) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin; (25) with respect to each Adjustable Rate Mortgage Loan, the Lifetime Rate Cap; (26) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap; (27) with respect to each Adjustable Rate Mortgage Loan, the Initial Rate Cap; (28) with respect to each Adjustable Rate Mortgage Loan, the Adjustment Date; (29) with respect to each Adjustable Rate Mortgage Loan, a code indicating whether the Mortgage Loan contains a provision whereby a Convertible Mortgage Loan may be converted to a fixed-rate Mortgage Loan and what dates and the rate at which it converts; (30) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date and the Adjustment Date frequency; (31) with respect to each Adjustable Rate Mortgage Loan, the minimum Mortgage Interest Rate under the terms of the Mortgage Note; (32) with respect to each Adjustable Rate Mortgage Loan, the applicable Index; (33) [Reserved]; (34) a code indicating whether the Mortgage Loan is a Balloon Mortgage Loan; (35) the related Servicing Fee Rate; (36) a code indicating whether such Mortgage is insured by the FHA or guaranteed by the VA; (37) with respect to any Non-Conventional Mortgage Loan, the related VA entitlement percentage or FHA case number, as applicable; (38) prior bankruptcy history (for the past twenty-four (24) months); and (39) prior foreclosure history (for the past twenty-four (24) months). With respect to the Mortgage Loans on the Mortgage Loan Schedule in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (i) the number of Mortgage Loans; (ii) the Cut-off Date Principal Balance; (iii) the weighted average Mortgage Interest Rate of the Mortgage Loans; (iv) the weighted average months to maturity of the Mortgage Loans; (v) with respect to the Adjustable Rate Mortgage Loans, the weighted average Lifetime Rate Cap; and (vi) with respect to the Adjustable Rate Mortgage Loans, the weighted average Gross Margin.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

Opinion of Counsel: An opinion of counsel to be delivered by the Custodian simultaneously with the execution and delivery of this Agreement.

Person: Any individual, corporation, partnership, joint venture, association joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

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PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by the Agreement with respect to certain Mortgage Loans.

Purchaser: Goldman Sachs Mortgage Company or its successor in interest or assigns.

Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

VA: The Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Administrator of Veterans Affairs.

VA Mortgage Loan: A Mortgage Loan that has a legal guarantee certificate issued by the VA.

SECTION 2.  Delivery of the Custodial Files.

On or prior to each Closing Date, the Seller shall deliver and release to the Custodian, subject to and in accordance with the relevant section of the Sale and Servicing Agreement, the following documents listed in clauses (a), (c) and (e) pertaining to each of the Mortgage Loans identified in the related Mortgage Loan Schedule. On or prior to ninety (90) sixty days after Closing Date, the Seller shall deliver and release to the Custodian, subject to and in accordance with the relevant section of the Sale and Servicing Agreement, the following documents listed in clauses (b), (d) and (f) through (i), pertaining to each of the Mortgage Loans identified in the Mortgage Loan Schedule:

(a)     the original executed mortgage note endorsed, “Pay to the order of ______________, without recourse”, or as otherwise directed by the Purchaser, and signed in the name of the Seller by an officer of the Seller, or a lost note affidavit with a copy of the original mortgage note attached; the mortgage note shall include all intervening original endorsements showing a complete chain of title from the originator to the Seller;

(b)     the original executed mortgage, or a certified copy thereof, in either case with evidence of recording noted thereon; the standard Fannie Mae/FHLMC Condominium Rider or PUD Rider must be attached to the mortgage if the mortgaged property is a condominium or is located in a PUD;

(c)     the original assignment of each mortgage from the Seller to “[in blank]” or as otherwise directed by the Purchaser, with evidence of recording or in recordable format;

(d)     the original policy of title insurance with respect to each Mortgage Loan, or, in the event such original title policy is unavailable, a certified true copy of the related policy binder certified to be true and complete by either the Seller or the title insurance company, or, except with respect to an FHA Mortgage Loan that is a “HUD Repo” as reflected on the related mortgage insurance certificate (it is being understood that the Custodian is not required to determine whether an FHA Mortgage Loan is a “HUD Repo”), an original opinion of title;

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(e)     originals of any intervening assignments of the mortgage necessary to show a complete chain of title from the original mortgagee to the Seller, or certified copies thereof, in either case with evidence of recording noted thereon; provided, that such intervening assignments may be in the form of blanket assignments, a copy of which, with evidence of recording noted thereon, shall be acceptable;

(f)     originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

(g)     for each Mortgage Loan with respect to which the borrower’s name as it appears on the note does not match the borrower’s name on the related Mortgage Loan Schedule, one of the following: (i) the original of the assumption agreement, or a certified copy thereof, in either case with evidence of recording thereon if required (as notified to the Custodian) to maintain the lien of the mortgage or if otherwise required, or, if recordation is not so required, an original or copy of such assumption agreement; or (ii) a copy of a marriage certificate, court order, decree or other document evidencing that the two different names refer to the same person;

(h)      (x) an original power of attorney, or a certified copy thereof, in either case with evidence of recordation thereon if necessary to maintain the lien on the Mortgage or if the document to which such power of attorney relates is required to be recorded (as notified to the Custodian), or, if recordation is not so required, an original or copy of such power of attorney, and (y) an original or copy of any surety agreement or guaranty agreement; and

(i)     personal endorsement and/or guaranty agreements for all non individual loans (corporations, partnerships, trusts, estates, etc.)

From time to time, the Seller shall forward to the Custodian additional original documents pursuant to the Agreement or additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by the Seller, in accordance with the Agreement. All such mortgage documents held by the Custodian as to each Mortgage Loan shall constitute the “Custodial File”.

SECTION 1.

SECTION 2.

SECTION 3.  Certification of the Custodian.

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The Custodian shall ascertain that all Mortgage Loan Documents required to be delivered to it pursuant to Section 2 of this Agreement are in its possession and shall deliver to the Purchaser and the Seller (1) on or prior to the related Closing Date, a Certification substantially in the form of Exhibit 1A hereto with respect to the Mortgage Loan Documents listed in clauses (a), (c) and (e) of Section 2 hereof and (2) no later than (70) seventy days following the Closing Date, a Certification substantially in the form of Exhibit 1B hereto with respect to the Mortgage Loan Documents listed in clauses (b), (d), (f), (g), (h) and (i) of Section 2 hereof, each such Certification with the related Mortgage Loan Schedule stating to the effect that, as to each of those Mortgage Loans listed in the related Mortgage Loan Schedule attached to such Certification: (a) as to each Mortgage Loan listed in the Mortgage Loan Schedule the Custodian has received the applicable Mortgage Loan Documents with respect to such Mortgage Loan on the Mortgage Loan Schedule and, as to each Mortgage Loan, specifying any applicable document delivered and which has not been received, (b) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, (c), with respect to the initial Certification only, based on its examination and only as to the foregoing documents, the information set forth in items (1), (6), (7), (8), (11), (18), (19), (23), (24), (25), (26), (27), (30), (32) and (34) on the Mortgage Loan Schedule respecting such Mortgage Loan is correct; and (d) with respect to the initial Certification only, each Mortgage Note has been endorsed as provided in Section 2 of this Agreement. In review of the Custodial Files and issuance of a Certification related thereto, the Custodian shall only have an obligation to review Mortgage Loan Documents identified in Section 2(e), (f), (h)(y) and (i) if such a Mortgage Loan Document is contained within the Custodial File received by the Custodian. Such Certification shall include any Exceptions outstanding. In connection with each Certification delivered hereunder by the Custodian, the Custodian shall make no representations as to and shall not be responsible to verify (A) the validity, legality, enforceability, due authorization, recordability, sufficiency, filing or recording status or history, or genuineness of any Mortgage Loan Documents contained in each Custodial File or (B) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. At any time following the delivery of the initial Certification, at Purchaser’s written request, the Custodian shall update the most recent Certification until all Custodial Files are certified to be complete, with a copy to the Seller.

SECTION 4.  Obligations of the Custodian.

With respect to the Mortgage Note, the Mortgage and the Assignment of Mortgage and other documents constituting each Custodial File which is delivered to the Custodian or which come into the possession of the Custodian, the Custodian is the custodian for the Purchaser exclusively. The Custodian shall hold all mortgage documents received by it constituting the Custodial File for the exclusive use and benefit of the Purchaser, and shall make disposition thereof only in accordance with this Custodial Agreement and the instructions furnished by the Purchaser. The Custodian shall segregate and maintain continuous custody of all mortgage documents constituting the Custodial File in secure and fire resistant facilities in accordance with customary standards for such custody.

SECTION 5.  Future Defects.

During the term of this Agreement, if the Custodian discovers any defect with respect to the Custodial File, the Custodian shall give written specification of such defect to the Seller and the Purchaser.

SECTION 6.  Release for Servicing.

From time to time and as appropriate for the foreclosure or servicing of any of the Mortgage Loans, the Custodian is hereby authorized, upon written receipt from the Servicer of a request for release of documents and receipt in the form annexed hereto as Exhibit 2, to release to the Servicer the related Custodial File or the documents set forth in such request and receipt to the Servicer. All documents so released to the Servicer shall be held by the Servicer in trust for the benefit of the Purchaser in accordance with the Flow Mortgage Loan and Servicing Agreement or a servicing agreement, as applicable. The Servicer shall return to the Custodian the Custodial File or other such documents when the Servicer’s need therefor in connection with such foreclosure or servicing no longer exists, unless the Mortgage Loan shall be liquidated in which case, upon receipt of an additional request for release of documents and receipt certifying such liquidation from the Servicer to the Custodian in the form annexed hereto as Exhibit 2, the Servicer’s request and receipt submitted pursuant to the first sentence of this Section 6 shall be released by the Custodian to the Servicer.

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SECTION 7.  [Reserved]

SECTION 8.  Release for Payment.

Upon the transfer of servicing of any Mortgage Loan or upon the payment in full of any Mortgage Loan, and upon receipt by the Custodian of the Servicer’s request for release of documents and receipt in the form annexed hereto as Exhibit 2 (which certification shall include a statement to the effect that all amounts received in connection with such payment have been credited to the custodial account established with respect to the Mortgage Loans or all amounts, if any, with respect to a transfer of servicing of the related Mortgage Loan have been received by the Servicer, as provided in the Agreement), the Custodian shall promptly release the related Custodial File to the Servicer in trust for the Purchaser. The method of such release will be by Federal Express for overnight delivery, unless otherwise specified by the Purchaser or the Servicer.

SECTION 9.  Fees of Custodian.

The Custodian shall charge such fees for its services under this Agreement as are set forth in a separate agreement between the Custodian and the Purchaser, the payment of which fees, together with the Custodian’s expenses (including, without limitation, reasonable legal fees and expenses) in connection herewith, shall be solely the obligation of the Purchaser. The obligation of the Purchaser to pay the Custodian’s fees shall survive the termination of this Agreement and the earlier resignation or removal of the Custodian.

Removal of Custodian. With respect to some or all of the Mortgage Loans, with or without cause, including without limitation, removal of the Mortgage Loans in order to consummate a reconstituted transaction, the Purchaser may from time to time (i) require the Custodian, at the Purchaser’s expense, to complete the endorsements on any Mortgage Notes in its possession and to complete and record, or cause to be completed and recorded, the Assignments of Mortgages prepared by the Seller in blank within a reasonable time and/or (ii) remove and discharge the Custodian from the performance of its duties under this Agreement by 60 days prior written notice from the Purchaser to the Custodian, with a copy to the Servicer. Having given notice of such removal, the Purchaser promptly shall, by written instrument (i) appoint a successor custodian to act on behalf of the Purchaser to replace the Custodian under this Custodial Agreement, (ii) designate a document custodian to receive the Custodial Files with respect to the Mortgage Loans removed from this Custodial Agreement, or (iii) take delivery of the Custodial Files, one original counterpart of which instrument shall be delivered to the Purchaser, with a copy to the Servicer and an original to the successor custodian. If a successor Custodian is not appointed within 60 days, the Custodian may petition a court of competent jurisdiction for the appointment of a successor. In the event of any such removal, the Custodian, at the expense of the Purchaser, shall promptly transfer to the successor custodian, as directed, all affected Custodial Files, and shall assign the affected Mortgages and endorse the affected Mortgage Notes in its possession to the successor custodian or as otherwise directed by the Purchaser if the Assignments of Mortgages have been completed in the name of the Custodian. In the event of any appointment of a successor custodian under this Custodial Agreement, the Purchaser shall be responsible for the fees of the successor Custodian hereunder. Notwithstanding the foregoing, this Custodial Agreement shall remain in full force and effect with respect to any Mortgage Loans for which this Custodial Agreement is not terminated hereunder.

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SECTION 10.  Transfer of Custodial Files Upon Termination.

If the Custodian is notified by the Purchaser in writing that the Agreement has been terminated as to any or all of the Mortgage Loans, upon written request of the Purchaser, the Custodian shall release to such Persons as the Purchaser shall designate the Custodial Files relating to such Mortgage Loans as the Purchaser shall request, and shall assign the Mortgages and endorse the Mortgage Notes in its possession as the Purchaser shall request.

SECTION 11.  Examination of Custodial Files.

Upon reasonable prior notice to the Custodian, the Purchaser and its agents, servicing officers of the Servicer, accountants, attorneys, auditors and prospective purchasers will be permitted during normal business hours to examine the Custodial Files at its office, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the Mortgage Loans.

SECTION 12.  Insurance of Custodian.

At its own expense, the Custodian shall maintain at all times during the existence of this Agreement and keep in full force and effect fidelity insurance, theft of documents insurance, forgery insurance and errors and omissions insurance. All such insurance shall be in amounts, with standard coverage and subject to deductibles, all as is customary for insurance typically maintained by banks which act as Custodian and in amounts and with insurance companies reasonably acceptable to the Purchaser. The minimum coverage under any such bond and insurance policies shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Mortgaged-Backed Securities Selling and Servicing Guide or by Freddie Mac in the Freddie Mac Seller’s & Servicer’s Guide. A certificate of the respective insurer as to each such policy, with a copy of such Policy attached, shall be furnished to the Purchaser, upon request.

SECTION 13.  Counterparts.

For the purpose of facilitating the execution of this Custodial Agreement as herein provided and for other purposes, this Custodial Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

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SECTION 14.  Periodic Statements.

Upon the request of the Purchaser at any other time, the Custodian shall provide to the Purchaser a list of all the Mortgage Loans for which the Custodian holds a Custodial File pursuant to this Custodial Agreement. Such list may be in the form of a copy of the Mortgage Loan Schedule with manual deletions to specifically denote any Mortgage Loans paid off or repurchased since the date of this Custodial Agreement.

SECTION 15.  Governing Law.

This Custodial Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 16.  Copies of Mortgage Documents.

Upon the written request of the Purchaser or the Servicer and at the cost and expense of the Purchaser or the Servicer, as applicable, the Custodian shall provide the Purchaser with copies of the Mortgage Notes, Mortgages, Assignment of Mortgages and other documents relating to one or more of the Mortgage Loans.

SECTION 17.  No Adverse Interest of Custodian.

By execution of this Custodial Agreement, the Custodian represents and warrants that it currently holds, and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Mortgage Loan, and hereby waives and releases any such interest which it may have in any Mortgage Loan as of the date hereof.

SECTION 18.  Termination by Custodian.

The Custodian may terminate its obligations under this Custodial Agreement upon at least 60 days’ notice to the Servicer and the Purchaser. The costs associated with the termination of this Custodial Agreement by the Custodian, including all costs associated with the transfer of the Custodial Files shall be borne by the Custodian, provided that such costs shall not include any higher custodial fees paid by the Purchaser to a successor Custodian and provided, further, that in the event that the Custodian resigns due to nonpayment of the Custodian’s fees and expenses, the costs associated with the transfer of the Custodial Files shall be borne by the Purchaser. In the event of such termination, the Purchaser shall appoint a successor Custodian. If a successor Custodian is not appointed within 60 days, the Custodian may petition a court of competent jurisdiction for the appointment of a successor. The payment of such successor Custodian’s fees and expenses with respect to each Mortgage Loan shall be solely the responsibility of the Purchaser. Upon such appointment the Custodian shall promptly transfer to the successor Custodian, as directed, all Custodial Files being administered under this Custodial Agreement, and shall assign the Mortgages and endorse the Mortgage Notes to the successor Custodian, if the endorsements on the Mortgage Notes and the Assignments of Mortgage have been completed in the name of the Custodian, or as otherwise directed by the Purchaser.

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SECTION 19.  Term of Agreement.

Unless terminated pursuant to Section 10 or Section 19 hereof, this Custodial Agreement shall terminate upon the final payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and the final remittance of all funds due the Purchaser under the Agreement. In such event all documents remaining in the Custodial Files shall be released in accordance with the written instructions of the Purchaser.

SECTION 20.  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the recipient party at the address shown on the first page hereof, or at such other addresses as may hereafter be furnished to the other parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 21.  Successors and Assigns.

This Custodial Agreement shall inure to the benefit of the successors and assigns of the parties hereto.

SECTION 22.  Limitation on Liability.

Neither the Custodian nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed by it or them to be within the purview of this Custodial Agreement, except for its or their own negligence, lack of good faith or willful misconduct. In no event shall the Custodian or its directors, officers, agents and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

The Custodian shall be required to perform such duties and only such duties as are specifically set forth in this Agreement, it being expressly understood that there are no implied duties hereunder.

The Custodian shall not be required by any provision of this Agreement to expend or risk its own funds in the performance of its duties under this Agreement if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or indemnity satisfactory to it against such risk or liability.

The Custodian may execute any of its powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or nominees.

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The Custodian may rely on the validity of documents and, to the extent permitted hereby, oral communications delivered to it, without investigation as to their authenticity or legal effectiveness and the Servicer and Purchaser will jointly and severally hold Custodian harmless from any claim which may arise or be asserted against it because of the invalidity of any such documents or oral communications or their failure to fulfill their intended purpose.

The Custodian shall be entitled to conclusively rely upon any notice, document, correspondence, request, certificate, opinion or directive received by it from the Servicer or Purchaser, as the case may be, that the Custodian believes to be genuine and to have been signed or presented by the proper and duly authorized officer or representative thereof, and shall not be obligated to inquire as to the authority or power of any person so executing or presenting such documents or as to the truthfulness of any statements or the correctness of the opinions set forth therein.

If the Custodian shall have at any time received conflicting instructions from the Servicer or Purchaser with respect to any of the Custodian’s responsibilities, and the conflict between such instructions cannot be resolved by reference to the terms of this Agreement, the Custodian shall be entitled to rely exclusively on the instructions of the Purchaser.

Any corporation into which the Custodian may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation succeeding to the business of the Custodian shall be the successor of the Custodian hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession.

If the Custodian requests instruction from any party hereto with respect to any act, action or failure to act in connection with this Agreement, the Custodian shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Custodian shall have received written instructions from such party with respect to a Custodial File without incurring any liability therefore to such party or any other Person.

In order to comply with its duties under the USA Patriot Act of 2001, the Custodian shall obtain and verify certain information and documentation from the other parties hereto, including, but not limited to, such party’s name, address, and other identifying information.

SECTION 23.  Indemnification of the Purchaser.

In the event that the Custodian fails to produce a Mortgage Note, Assignment of Mortgage or any other Mortgage Loan Document related to a Mortgage Loan that was in its possession pursuant to Section 2 within two (2) Business Days after required or requested by the Purchaser in writing, and provided, that (i) the Custodian previously delivered to the Purchaser a Certification with respect to such Mortgage Loan Document; (ii) such Mortgage Loan Document is not outstanding pursuant to a request for release of documents and receipt in the form annexed hereto as Exhibit 2; and (iii) such Mortgage Loan Document was held by the Custodian on behalf of the Purchaser (a “Custodial Delivery Failure”), then the Custodian shall indemnify the Purchaser in accordance with the succeeding paragraph of this Section 24.

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The Custodian agrees to indemnify and hold the Purchaser and the Servicer and their respective designees, harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including reasonable attorney’s fees, that may be imposed on, incurred by, or asserted against them in any way relating to or arising out of a Custodial Delivery Failure or the Custodian’s negligence, lack of good faith or willful misconduct. The foregoing indemnification shall survive any termination or assignment of this Agreement.

SECTION 24.  Indemnification of Custodian.

The Purchaser agrees to indemnify and hold Custodian and its directors, officers, agents, affiliates and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney’s fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Custodial Agreement or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements were imposed on, incurred by or asserted against Custodian because of the breach by Custodian of its obligations hereunder, which breach was caused by negligence, lack of good faith or willful misconduct on the part of the Custodian or any of its directors, officers, agents or employees. The foregoing indemnification shall survive any termination of this Custodial Agreement.

SECTION 25.  Custodian Obligations Regarding Genuineness of Documents.

In the absence of bad faith on the part of Custodian, Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instructions, certificate, opinion or other document furnished to Custodian reasonably believed by Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Custodial Agreement, but in the case of any loan document or other request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to Custodian, Custodian shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Custodial Agreement.

SECTION 26.  Shipment of Documents.

Written instructions as to the method of shipment and shipper(s) Custodian is directed to utilize in connection with transmission of Mortgage Loan Documents in the performance of the Custodian’s duties hereunder shall be delivered by the Purchaser to Custodian prior to any shipment of any Mortgage Loan Documents hereunder. The Purchaser will arrange for the provision of such services at its sole cost and expense (or, at Custodian’s option, reimburse Custodian for all costs and expenses incurred by Custodian consistent with such instructions) and will maintain such insurance against loss or damage to mortgage files and loan documents as the Purchaser deems appropriate. Without limiting the generality of the provisions of Section 24 above, it is expressly agreed that in no event shall Custodian have any liability for any losses or damages to any person, arising out of actions of Custodian with instructions of the Purchaser.

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SECTION 27.  Authorized Representatives.

Each individual designated as an authorized representative of the Custodian, the Purchaser and the Seller (an “Authorized Representative”), is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Custodial Agreement on behalf of the Custodian, the Purchaser and the Seller, respectively, and the specimen signature for each such Authorized Representative of the Custodian, the Purchaser and the Seller initially authorized hereunder is set forth on Exhibits 3, 4 and 5, respectively. From time to time, Custodian, the Purchaser and the Seller may, by delivering to the others a revised exhibit, change the information previously given pursuant to this Section, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

SECTION 28.  Reproduction of Documents.

This Custodial Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

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IN WITNESS WHEREOF, the Purchaser, the Seller and the Custodian have caused their names to be duly signed hereto by their respective officers thereunto duly authorized, all as of the date first above written.

GOLDMAN SACHS MORTGAGE COMPANY, as Purchaser

By:
Name:
Title

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Custodian

By:
Name:
Title

By:
Name:
Title

By:
Name:
Title

BANK OF AMERICA, NATIONAL ASSOCIATION, as Seller

By:
Name:
Title

EXHIBIT 1A

CERTIFICATION

__________________, 200_

[To be addressed to the Purchaser]

Re:
The Custodial Agreement, dated as of December 1, 2004, among Goldman Sachs Mortgage Company as the Purchaser, Bank of America, National Association as the Seller and Deutsche Bank National Trust Company as the Custodian

Ladies and Gentlemen:

In accordance with the provisions of Section 3 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto) it has reviewed the Custodial Files and has determined that (i) all documents required to be delivered to it as of the date hereof pursuant to the Custodial Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and related to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (6), (7), (8), (11), (18), (19), (23), (24), (25), (26), (27), (30), (32) and (34) on the Mortgage Loan Schedule respecting such Mortgage Loan is correct; and (iv) each Mortgage Note in its possession has been endorsed as provided in Section 2 of the Custodial Agreement. The Custodian makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

DEUTSCHE BANK NATIONAL TRUST COMPANY Custodian

By:
Name:
Title

8-1A-1

EXHIBIT 1B

CERTIFICATION

__________________, 200_

[To be addressed to the Purchaser]

Re:
The Custodial Agreement, dated as of December 1, 2004, among Goldman Sachs Mortgage Company as the Purchaser, Bank of America, National Association as the Seller and Deutsche Bank National Trust Company as the Custodian

Ladies and Gentlemen:

In accordance with the provisions of Section 3 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto) it has reviewed the Custodial Files and has determined that (i) all documents required to be delivered to it as of the date hereof pursuant to the Custodial Agreement are in its possession and (ii) such documents have been reviewed by it and appear regular on their face and related to such Mortgage Loan. The Custodian makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

DEUTSCHE BANK NATIONAL TRUST COMPANY Custodian

By:
Name:
Title

8-1B-1

EXHIBIT 2

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

To: _______________________________ [Address]

Re:
The Custodial Agreement dated as of December 1, 2004 among Goldman Sachs Mortgage Company as the Purchaser, Bank of America, National Association as the Seller and Deutsche Bank National Trust Company as the Custodian.

In connection with the administration of the Mortgage Loans held by you as the Custodian on behalf of the Purchaser, we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor’s Name, Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

[___] (i)	Mortgage Loan Paid in Full. (The Company hereby certifies that all amounts received in connection therewith have been credited to the custodial account as provided in the Agreement.)

[___] (ii)
Mortgage Loan liquidated by ________________. (The Company hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the custodial account pursuant to the Agreement.)

[___] (iii)	Repurchase pursuant to the Agreement. (The Company hereby certifies that the repurchase price has been credited to the custodial account as provided in the Agreement.)

[___] (iv)	Mortgage Loan in Foreclosure.

[___] (v)	Other

(Explain)

8-2-1

If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If box 4 or 5 above is checked, upon our return of all of the above documents to you as the Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

[_________] Servicer

By:
Name:
Title Date:

Acknowledgement of Documents returned to the Custodian:

DEUTSCHE BANK NATIONAL TRUST COMPANY
Custodian

By:
Name:
Title: Date:

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EXHIBIT 3

AUTHORIZED REPRESENTATIVES OF THE CUSTODIAN

8-3-1

EXHIBIT 4

AUTHORIZED REPRESENTATIVES OF THE PURCHASER

8-4-1

EXHIBIT 5

AUTHORIZED REPRESENTATIVES OF THE COMPANY

8-5-1

EXHIBIT 9

FORM OF OFFICER’S CERTIFICATE

I, ______________________, hereby certify that I am a duly elected [Vice President] of _____________________________, a corporation organized under the laws of the State of _________ (the “Company”) and further as follows:

1.  Attached hereto as Exhibit 1 is a true, correct and complete copy of the Articles of Association of the Company which is in full force and effect on the date hereof.

a)	Attached hereto as Exhibit 2 is a true, correct and complete copy of the by-laws of the Company which are in effect on the date hereof.

b)
The execution and delivery by the Company of the Seller’s Flow Mortgage Loan Sale and Servicing Agreement, dated as of December 1, 2004 (the “Sale and Servicing Agreement”) and the Custodial Agreement, dated as of December 1, 2004 (the “Custodial Agreement” and, together with the Sale and Servicing Agreement, the “Agreements”) are in the ordinary course of business of the Company and no special resolutions or consents of the board of directors of the Company are required in connection therewith.

c)
Each person who, as an officer or representative of the Company, signed (a) the Sale and Servicing Agreement, or (b) any other document delivered prior hereto or on the date hereof in connection with any transaction described in the Agreements was, at the respective times of such signing and delivery a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 3, and the signatures of such persons appearing on such documents are their genuine signatures.

No proceedings for dissolution, merger, consolidation, liquidation, conservatorship or receivership of the Company or for the sale of all or substantially all of its assets is pending, or to my knowledge threatened, and no such proceeding is contemplated by the Company.

[SIGNATURE ON FOLLOWING PAGE]

9-1

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:

By: _________________________________
Title: Vice President

I, __________________ the Secretary of __________________________, hereby certify that _______________________ is a duly elected and acting Vice President of the Company and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:

By: _________________________________
Title: Secretary

9-2

EXHIBIT 10

FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT made this _____ day of __________________, 200_, among BANK OF AMERICA, NATIONAL ASSOCIATION, a __________________________ (the “Servicer”), _________________________ a ________________________ (the “Assignee”), and _____________________________, a _______________________ (the “Assignor).

WHEREAS, Goldman Sachs Mortgage Company and the Servicer have entered into a certain Amended and Restated Flow Mortgage Loan Sale and Servicing Agreement dated as of July 1, 2005 (the “Servicing Agreement”) and an Assignment and Conveyance Agreement date as of [___], pursuant to which the Servicer sold certain mortgage loans listed on the mortgage loan schedule attached as an exhibit to the Assignment and Conveyance Agreement;

WHEREAS, the Assignee has agreed on certain terms and conditions to purchase from the Assignor certain mortgage loans (the “Mortgage Loans”), which Mortgage Loans are subject to the provisions of the Servicing Agreement and are listed on the mortgage loan schedule attached as Exhibit 1 hereto (the “Mortgage Loan Schedule”);

WHEREAS, pursuant to a Trust Agreement, dated as of [______ __], 200_ (the “Trust Agreement”), between GS Mortgage Securities Corp., as Depositor, and [______], as Trustee (the “Trustee”), the Assignee will transfer the Mortgage Loans to the Trustee, together with the Assignee’s rights in the Sale and Servicing Agreement;

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment and Assumption.

(a) The Assignor hereby assigns to the Assignee all of its right, title and interest in and to the Mortgage Loans and Servicing Agreement, to the extent relating to the Mortgage Loans (other than the rights of the Assignor to indemnification thereunder), and the Assignee hereby assumes all of the Assignor’s obligations under the Servicing Agreement, to the extent relating to the Mortgage Loans from and after the date hereof, and the Servicer hereby acknowledges such assignment and assumption and hereby agrees to the release of the Assignor from any obligations under the Servicing Agreement from and after the date hereof, to the extent relating to the Mortgage Loans.

(b) The Assignor represents and warrants to the Assignee that the Assignor has not taken any action which would serve to impair or encumber the Assignor’s ownership interest in the Mortgage Loans since the date of the Servicing Agreement.

(c) The Servicer and the Assignor shall have the right to amend, modify or terminate the Servicing Agreement without the joinder of the Assignee with respect to mortgage loans not conveyed to the Assignee hereunder, provided, however, that such amendment, modification or termination shall not affect or be binding on the Assignee.

10-1

2. Accuracy of Servicing Agreement.

The Servicer and the Assignor represent and warrant to the Assignee that (i) attached hereto as Exhibit 2 is a true, accurate and complete copy of the Servicing Agreement, (ii) the Servicing Agreement is in full force and effect as of the date hereof, (iii) the Servicing Agreement has not been amended or modified in any respect and (iv) no notice of termination has been given to the Servicer under the Servicing Agreement.

3. Recognition of Purchaser.

From and after the date hereof, the Servicer shall note the transfer of the Mortgage Loans to the Assignee in its books and records, shall recognize the Assignee as the owner of the Mortgage Loans and shall service the Mortgage Loans for the benefit of the Assignee pursuant to the Servicing Agreement, the terms of which are incorporated herein by reference. It is the intention of the Assignor, Servicer and Assignee that the Servicing Agreement shall be binding upon and inure to the benefit of the Servicer and the Assignee and their successors and assigns.

4. Representations and Warranties of the Assignee.

(a) Decision to Purchase. The Assignee represents and warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Assignor or the Servicer other than those contained in the Servicing Agreement or this Agreement.

(b) Authority. The Assignee hereto represents and warrants that it is duly and legally authorized to enter into this Agreement and to perform its obligations hereunder and under the Servicing Agreement.

(c) Enforceability. The Assignee hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

5. Representations and Warranties of the Assignor. The Assignor hereby represents and warrants to the Assignee as follows:

(a) The Assignor has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of New York with full power and authority (corporate and other) to enter into and perform its obligations under the Servicing Agreement and this Assignment Agreement.

10-2

(b) This Assignment Agreement has been duly executed and delivered by the Assignor, and, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid, and binding agreement of the Assignor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

(c) The execution, delivery and performance by the Assignor of this Assignment Agreement and the consummation of the transactions contemplated thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date thereof.

(d) The execution and delivery of this Assignment Agreement have been duly authorized by all necessary corporate action on the part of the Assignor; neither the execution and delivery by the Assignor of this Assignment Agreement, nor the consummation by the Assignor of the transactions therein contemplated, nor compliance by the Assignor with the provisions thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of the governing documents of the Assignor or any law, governmental rule or regulation or any material judgment, decree or order binding on the Assignor or any of its properties, or any of the provisions of any material indenture, mortgage, deed of trust, contract or other instrument to which the Assignor is a party or by which it is bound.

(e) There are no actions, suits or proceedings pending or, to the knowledge of the Assignor, threatened, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Assignment Agreement or (B) with respect to any other matter that in the judgment of the Assignor will be determined adversely to the Assignor and will if determined adversely to the Assignor materially adversely affect its ability to perform its obligations under this Assignment Agreement.

(f) Except for the sale to the Assignee, the Assignor has not assigned or pledged any Mortgage Note or the related Mortgage or any interest or participation therein.

(g) The Assignor has not satisfied, canceled, or subordinated in whole or in part, or rescinded the Mortgage, and the Assignor has not released the Mortgaged Property from the lien of the Mortgage, in whole or in part, nor has the Assignor executed an instrument that would effect any such release, cancellation, subordination, or rescission. The Assignor has not released any Mortgagor, in whole or in part, except in connection with an assumption agreement or other agreement approved by the related Federal Insurer, to the extent such approval was required.

It is understood and agreed that the representations and warranties set forth in this Section  5 shall survive delivery of the respective Mortgage Files to the Custodian and shall inure to the benefit of the Assignee and its assigns notwithstanding any restrictive or qualified endorsement or assignment. Upon the discovery by the Assignor or the Assignee and its assigns of a breach of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties to this Assignment Agreement, and in no event later than two (2) Business Days from the date of such discovery. It is understood and agreed that the obligations of the Assignor set forth in Section 6 to repurchase a Mortgage Loan constitute the sole remedies available to the Assignee and its assigns on their behalf respecting a breach of the representations and warranties contained in this Section 5. It is further understood and agreed that the Assignor shall be deemed not to have made the representations and warranties in this Section 5 with respect to, and to the extent of, representations and warranties made, as to the matters covered in this Section 5, by the Servicer in the Servicing Agreement (or any officer’s certificate delivered pursuant thereto).

10-3

It is understood and agreed that the Assignor has made no representations or warranties to the Assignee other than those contained in this Section 5, and no other affiliate of the Assignor has made any representations or warranties of any kind to the Assignee.

6. Repurchase of Mortgage Loans.

Upon discovery or notice of any breach by the Assignor of any representation, warranty, or covenant under this Assignment Agreement that materially and adversely affects the value of any Mortgage Loan or the interest of the Assignee therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of the related Mortgage Loan or the interest of the Assignee therein if the Assignee incurs a loss as a result of such defect or breach), the Assignee promptly shall request that the Assignor cure such breach and, if the Assignor does not cure such breach in all material respects within 60 days from the date on which it is notified of the breach, the Assignee may enforce the Assignor’s obligation hereunder to purchase such Mortgage Loan from the Assignee. Notwithstanding the foregoing, however, if such breach is a Qualification Defect, such cure or repurchase must take place within 75 days of the Defect Discovery Date.

In the event the Servicer has breached a representation or warranty under the Servicing Agreement that is substantially identical to a representation or warranty breached by the Assignor hereunder, the Assignee shall first proceed against the Servicer. If the Servicer does not within 60 days after notification of the breach, take steps to cure such breach (which may include certifying to progress made and requesting an extension of the time to cure such breach, as permitted under the Servicing Agreement) or purchase for the Mortgage Loan, the Trustee shall be entitled to enforce the obligations of the Assignor hereunder to cure such breach or to purchase the Mortgage Loan from the Trust. In such event, the Assignor shall succeed to the rights of the Assignee to enforce the obligations of the Servicer to cure such breach or repurchase such Mortgage Loan under the terms of the related Servicing Agreement with respect to such Mortgage Loan

Except as specifically set forth herein, the Assignee shall have no responsibility to enforce any provision of this Assignment Agreement, to oversee compliance hereof, or to take notice of any breach or default thereof.

7. Representations and Warranties of the Servicer. The Servicer hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Master Servicer, that the representations and warranties set forth in Section 7.02 of the Servicing Agreement, are true and correct on the date hereof as if such representations and warranties were made on the date hereof, and that the representations and warranties set forth in Section 7.01 of the Servicing Agreement are true and correct as of [date].

10-4

The Servicer hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Master Servicer in connection with any breach of the representations and warranties made by the Servicer set forth in Section 7 hereof shall be as set forth in Section 7.03 and Article XXVIII of the Servicing Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

8. Continuing Effect.

Except as contemplated hereby, the Servicing Agreement shall remain in full force and effect in accordance with its terms.

9. Governing Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS).

10. Notices.

Any notices or other communications permitted or required hereunder or under the Servicing Agreement shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, to: (i) in the case of the Servicer, [_____________________, _____________________] or such address as may hereafter be furnished by the Servicer; (ii) in the case of the Assignee, _________________, _________________, Attention: ________________________, or such other address as may hereafter be furnished by the Assignee, and (iii) in the case of the Assignor, __________________, Attention: _________________, or such other address as may hereafter be furnished by the Assignor.

11. Counterparts.

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

12. Definitions.

Any capitalized term used but not defined in this Agreement has the same meaning as in the Servicing Agreement.

10-5

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

ASSIGNEE:

By:
Name:
Title:

ASSIGNOR:

By:
Name:
Title:

Acknowledged by:

SERVICER:

By: __________________________________________
Name: ________________________________________
Title: _________________________________________

10-6

EXHIBIT 11

ITEMS INCLUDED IN MONTHLY REMITTANCE ADVICE

INVESTOR REPORTS

Monthly Cutoffs:

Scheduled Remittance:

P139 Trial Balance by Investor
T62A Loan Activity Report
T62C Monthly Accounting Report
T62D Reconciliation of Principal and Calculation of Minimum Cash Required
T62E Liquidation Report
S50Y Private Pool Detail Report
S21H Participant Summary of Curtailments Made Remittance Report
S21J Participant Summary of Paid In Full Remittance Report
S21K Participant Consolidation of Remittance Report

Electronic Loan Level Reports:

Company agrees to provide the file to the Purchaser containing loan data as of the related Cut-off Date at no charge. Subsequent files will be produced at a cost to Purchaser of $200 for each file.

DEFAULT REPORTS

Delinquents:

Loan Number
Borrower Name
Address
Due Date
Unpaid Principal Balance
Escrow Advance
Corporate Advance
Comments

Foreclosure:

Loan Number
Borrower Name
Address
Unpaid Principal Balance
Default Code Description
Escrow Advance
Corporate Advance

11-1

FC/Stop
Status
Indicator
Step Code Description
Actual Date
REO Start Date
Comments

Bankruptcy:

Loan Number
Borrower Name
Address
Unpaid Principal Balance
Default Code Description
Escrow Advance
Corporate Advance
Chapter
Filing Date
Confirm Hearing Date
Post Petition Due Date
Motion For Relief Filed Date
Motion For Relief Hearing Date
Motion For Relief Denied Date
Motion For Relief Followup Date
Dismissal Date
Discharge Date
Comments

11-2

EXHIBIT 12

FORM CERTIFICATION TO BE

PROVIDED BY THE SERVICER

I, [identify the certifying individual], certify to _______________, and its officers, directors, agents and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted by the Servicer to the Master Servicer taken as a whole (and as amended or corrected in writing to the Master Servicer), does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

2. The servicing information required to be provided to the Master Servicer by the Servicer under the Servicing Agreement has been provided to the Master Servicer;

3. I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon the review required by the Servicing Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual independent Public Accountant’s Servicing Report, the Servicer has, for the period covered by the Form 10-K fulfilled its obligation under the Servicing Agreement; and

4. The Servicer has disclosed to the Servicer’s Certified Public Accountants all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers of similar standard as set forth in the Servicing Agreement.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Amended and Restated Flow Mortgage Loan Sale and Servicing Agreement, dated as of July 1, 2005 (the “Servicing Agreement”), between Bank of America, National Association and Goldman Sachs Mortgage Company.

BANK OF AMERICA, NATIONAL
ASSOCIATION

By: _____________________________________
Name:________________________________
Title: ________________________________
Date:

12-1

EXHIBIT 13

ASSIGNMENT AND CONVEYANCE

On this ___ day of __________, ____, Bank of America, National Association (“Seller”), as (i) the Seller under that certain Commitment Letter, dated as of ___________, _____ (the “Commitment Letter”), (ii) the Seller under that certain Amended and Restated Flow Mortgage Loan Sale and Servicing Agreement, dated as of July 1, 2005 (the “Purchase Agreement” and, together with the Commitment Letter, the “Agreements”) does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company (“Purchaser”) as the Purchaser under the Agreements, without recourse, but subject to the terms of the Agreements, all right, title and interest of, in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A (the “Mortgage Loans”), together with the Mortgage Files and all rights and obligations arising under the documents contained therein. Except as set forth on Exhibit D hereto, each Mortgage Loan subject to the Agreements was underwritten in accordance with, and conforms to, the Underwriting Guidelines attached hereto as Exhibit C. Pursuant to Article VI of the Purchase Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Custodial Agreement. The contents of each Servicing File required to be retained by the Bank of America, National Association as servicer (the “Servicer”) to service the Mortgage Loans pursuant to Purchase Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Servicer in its capacity as Servicer for the benefit of the Purchaser as the owner thereof. The Servicer’s possession of any portion of the Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Purchase Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, the Servicing Rights and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller or the Servicer shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Servicer at the will of the Purchaser in such custodial capacity only.

In accordance with Article VI of the Purchase Agreement, the Purchaser accepts the Mortgage Loans listed on Exhibit A attached hereto with the Mortgage Loan Package characteristics as set forth on Exhibit B hereto. Notwithstanding any provision in the Agreements to the contrary, the representations and warranties set forth in Section 7.01 and the document delivery requirements of Section 6.03 of the Purchase Agreement are subject to and qualified by the exceptions set forth on Exhibit D hereto. Notwithstanding the foregoing the Purchaser does not waive any rights or remedies it may have under the Agreements.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

13-1

BANK OF AMERICA, NATIONAL
ASSOCIATION

By: _________________________________

Name: _______________________________

Title: ________________________________

Accepted and Agreed:

GOLDMAN SACHS MORTGAGE COMPANY\

By: _________________________________

Name: ___________________________

Title: ____________________________

13-2

EXHIBIT A

TO ASSIGNMENT AND CONVEYANCE AGREEMENT

THE MORTGAGE LOANS

13-A-1

EXHIBIT B

TO ASSIGNMENT AND CONVEYANCE AGREEMENT

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE POOL
CHARACTERISTICS OF EACH MORTGAGE LOAN PACKAGE

Pool Characteristics of the Mortgage Loan Package as delivered on the related Closing Date:

13-B-1

EXHIBIT C

TO ASSIGNMENT AND CONVEYANCE AGREEMENT

UNDERWRITING GUIDELINES

On file with the Purchaser.

13-C-1

EXHIBIT D

TO ASSIGNMENT AND CONVEYANCE AGREEMENT

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES REGARDING INDIVIDUAL MORTGAGE LOANS

13-D-1